Post-Qualification Offering Circular Amendment No. 1

File No. 024-11748

Explanatory Note

This Post-Qualification Offering Circular Amendment No. 1 to Offering Circular (this “Amendment”) replaces and supersedes in its entirety our original Offering Circular, dated January 28, 2022 (filed February 1, 2022), as previously supplemented by the Supplements thereto, dated January 30, 2023 (the “First Supplement”) and March 31, 2023 (the “Second Supplement”). The Second Supplement was described in the Second Supplement as an “Amendment” but was filed as a Supplement pursuant to Rule 253(g)(2) and is therefore referred to herein as a “Supplement.”

THIS AMENDMENT IS DATED APRIL 26, 2023

In addition to the events described in the First Supplement and the Second Supplement that are likewise reflected herein, we are amending our Offering Circular to provide our audited financial statements as of the year ending December 31, 2022.

Also, we are amending our Offering Circular to extend the term of our Offering until two years after the qualification of this Amendment. Capitalized terms used but not defined in this Explanatory Note have the meanings given to such terms in this Amendment below.

As submitted to the Securities and Exchange Commission on April 26, 2023

PART II – OFFERING CIRCULAR

Preliminary Offering Circular dated April 26, 2023

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

VictoryBase Corporation

a Delaware corporation

Up to $75,000,000 in Class A Common Stock

PO Box 617

Roanoke, TX 76262

469-694-2707

www.VictoryBase.com

This Offering Circular relates to our ongoing public offering (the “Offering”) of securities to be issued by VictoryBase Corporation, a Delaware corporation (the “Company”). We are offering up to 7,500,000 shares of our Class A common stock, par value $0.001 (“Class A Common Stock”), at an offering price of $10.00 per share (the “Shares”) on a continuous basis. As of the date of this Amendment to Offering Circular, we have sold 170 Shares in the Offering over the last 12 months, leaving $74,998,300 of the total Offering amount currently available for Share purchases. Except as the context requires otherwise, as used in this Offering Circular, the terms “we,” “us,” or “our” refer to the Company, and where applicable, our direct and indirect subsidiaries.

This Offering will be available to any investor meeting the qualifications described in this Offering Circular.

These securities are speculative securities. Investment in our stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 3 of this Offering Circular.

The United States Securities and Exchange Commission does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the Commission; however, the Commission has not made an independent determination that the securities offered are exempt from registration.

Generally, no sale may be made to you in this Offering if the aggregate annual purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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This Offering Circular follows the Offering Circular disclosure format.

The date of this Offering Circular is April 26, 2023

See “The Offering” section on page 1 and “Securities Being Offered” on page 53 for further details.

The Company (directly and through our broker-dealer) is the only party selling Shares in this Offering. None of the securities offered are being sold by our present security holders.

This Offering commenced within two calendar days of qualification of this Offering by the Securities and Exchange Commission on March 9, 2022, and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Shares in this Offering will be offered through Entoro as our broker-dealer and by us, affiliates of ours, and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934. Entoro is not required to sell any specific number or dollar amount of Shares but will use its “reasonable best efforts” to sell the Shares offered.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

	Price to Public (1)	Commissions (2)	Proceeds to Company (3)	Proceeds to Other Persons (4)
Per Share:	$10.00	$0.50	$9.50	N/A
Total Minimum:	N/A	N/A	N/A	N/A
Total Maximum:	$75,000,000.00	$3,750,000.00	$71,250,000.00	N/A

(1)	The price per Share shown was arbitrarily determined by our Board of Directors. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

(2)	We will pay Entoro a commission equal to 1% of gross offering proceeds during the term of our placement agent agreement with Entoro, except in cases that Entoro has facilitated the sale of Shares, in which case we will pay Entoro a commission equal to 5% of the gross offering proceeds. See “PLAN OF DISTRIBUTION.”

(3)	Does not reflect payment of expenses of this Offering, which are estimated to not exceed $5,000,000 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services, transfer agent fees, technology expenses, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. Over the next six months, we anticipate incurring approximately $362,000 in marketing expenses, $250,000 in broker-dealer expenses, $3,600 in transfer agent expenses, and $5,970 in technology expenses, in connection with the Offering. This amount represents the proceeds of this Offering to the Company, which will be used as set out in “USE OF PROCEEDS TO ISSUER.”

(4)	There are no finder’s fees or other fees being paid to third parties from the proceeds, other than commissions payable to our broker-dealer. See “PLAN OF DISTRIBUTION.”

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) two years from the date of qualification of this Amendment by the Securities and Exchange Commission, unless sooner terminated or extended by us.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein contain forward-looking statements and are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Form 1-A, Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give our current reasonable expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.

The forward-looking statements contained in this Form 1-A, Offering Circular, and any documents incorporated by reference herein or therein are based on reasonable assumptions we have made in light of our industry experience, perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. As you read and consider this Form 1-A, Offering Circular, and any documents incorporated by reference, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business we intend to develop;

●	Our reliance on suppliers, customers and investors;

●	Our dependence upon external sources for the financing of our operations;

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements. Any forward-looking statement made by us in this Form 1-A, Offering Circular or any documents incorporated by reference herein speaks only as of the date of this Form 1-A, Offering Circular or any documents incorporated by reference herein. Factors or events that could cause our actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

 STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this Offering will be exempt from state law “blue sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Shares offered hereby are offered and sold only to “qualified purchasers” or at a time when our Shares are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D, and (ii) all other investors so long as their investment in our Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). We reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine in our sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $1,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles.

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. We have not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell and seeking offers to buy the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. We will provide the opportunity to ask questions of and receive answers from our management concerning terms and conditions of this Offering, the Company, or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate this Offering and any recipient hereof should conduct its own independent analysis. The statements of ours contained in this Offering Circular are based on information we believe to be reliable. No warranty can be made as to the accuracy of any forward-looking estimates we may have made or that circumstances have not changed since the date of this Form 1-A and Offering Circular. We do not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with this Offering described herein and may not be reproduced or used for any other purpose.

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OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full Offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission, (2) thoroughly review this Offering Circular, and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Type of Stock Offering:	Class A Common Stock
Price Per Share:	$10.00
Minimum Investment:	Generally $500, but we reserve the right to accept purchases of less than $500 in our sole discretion.
Maximum Offering Amount:	$75,000,000.00, of which $1,700 has previously been sold in this Offering during the prior 12 months. We will not accept investments greater than the Maximum Offering Amount.
Maximum Shares Offered:	7,500,000 Shares of our Class A Common Stock, of which 170 Shares have previously been sold in this Offering during the prior 12 months.
Use of Proceeds:	We will use the proceeds of this Offering to (i) purchase Class B Units of VictoryBase Holdings LLC, a Texas limited liability company (“Holdings”), our subsidiary, and (ii) for general working capital. Holdings will use the proceeds of the sale of Class B Units to acquire (directly and indirectly) VictoryBase Properties and for general working capital. See also the description in section entitled “USE OF PROCEEDS TO ISSUER.”
Voting Rights:	The Shares have full voting rights; however, shares of our Class B Common Stock have super-voting rights as described in “SECURITIES BEING OFFERED.”
Length of Offering:	Shares will be offered on a continuous basis until either (1) the maximum number of Shares or sold; (2) two years from the date of qualification of this Amendment by the Commission, or (3) we in our sole discretion withdraw this Offering.

The Offering

Class A Common Stock Outstanding (1)(2)	25,170 Shares
Class A Common Stock in this Offering (2)	7,500,000 Shares
Class A Common Stock to be outstanding after this Offering (3)	7,525,000 Shares

(1)	We have authorized 10,000,000 shares of our Class A Common Stock and 1,000,000 shares of Class B Common Stock. We had issued 1,000,000 shares of our Class A Common Stock to VBRE, but VBRE subsequently surrendered 975,000 shares of Class A Common Stock back to the Company. As of the date of this Offering Circular, the Company has 25,000 shares of Class A Common Stock outstanding and held by VictoryBase RE, LLC (“VBRE”) and 170 Shares of Class A Common Stock outstanding and held by EquityBase Investors, for a total of 25,170 shares of Class A Common Stock outstanding. We have issued 1,000,000 shares of Class B Common Stock to VBRE. Each share of Class B Common Stock is entitled to 1,000,000 votes, giving VBRE voting control of the Company. As of the date of this Offering Circular, Thomas Paquin is the trustee of The Tom Paquin Irrevocable Trust, the sole owner of VBRE. No Class B Common Stock is being sold in this Offering. Shares of our Class B Common Stock have no economic rights. In addition, VBRE, as the holder of Class A membership interests (“Class A Units”) of Holdings, has the right to exchange such Class A Units for shares of the Company’s Class A common stock such that immediately after the exchange, the indirect percentage ownership interest in Holdings represented by such newly issued Class A shares will equal the same percentage ownership as the Class A Units of Holdings as the forfeited Class A Units represented in Holdings immediately prior to the exchange. See “SECURITIES BEING OFFERED.”

(2)	Includes 170 Shares of Class A Common Stock previously sold as part of this Offering during the past 12 months.

(3)	The total number of Shares of our Class A Common Stock assumes that the maximum number of Shares are sold in this Offering.

We may not be able to sell the Maximum Offering Amount. We will conduct one or more closings on a rolling basis as funds are received from investors.

The net proceeds of this Offering will be the gross proceeds of the Shares sold minus the expenses of this Offering.

Restrictions on Resale

We are not currently listed on any stock exchange nor are we quoted on any quotation service, and our ability to list our stock or have our stock quoted for trading in the future is uncertain. Investors should not assume that the Shares will be listed or quoted. A public trading market for the Shares may never develop. We have no current plans to list or obtain quotation of the Shares. Accordingly, the investor must be willing to hold the Shares for an indefinite period of time. In order to sell the Shares, the investor will need to independently locate a buyer, and any such sales must comply with any applicable state blue sky laws and regulations which often restrict the offer or sale of shares.

Potential Future Share Repurchase Program

In the future, we plan to adopt a share repurchase program which may permit you to sell Shares back to the Company. Prior to adopting such any share repurchase program, we plan to seek an exemptive letter from the Division of Trading and Markets of the Securities and Exchange Commission (the “SEC”), seeking to exempt us from restrictions on repurchases of shares during an offering of securities under the provisions of Regulation M promulgated by the SEC. Unless and until we receive such an exemptive letter, we do not plan to adopt any share repurchase program. We may never obtain such an exemptive letter. Thus, we may never adopt a share repurchase program.

Certain Definitions

As used in this Offering Circular, we will use the following terms which have the meanings set forth below.

●	Base Agreement is an agreement between one of our customers and a VB Property Company that allows the customer to reside in a VictoryBase Property.

●	Base Payment is a monthly payment made by our customers to occupy VictoryBase Properties under the terms of a Base Agreement.

●	Control Agreement is a master control and contribution agreement among Holdings, a VB Property Company, and the owner of such VB Property Company. Under a Control Agreement, (i) the VB Property Company grants to Holdings (i) the right to elect to control and occupy (and permit third parties to control and occupy) one or more VictoryBase Properties, (ii) the right to require the owner of the VB Property Company to contribute its ownership of such VB Property Company to Holdings in exchange for membership interests of Holdings. A form of Control Agreement is attached as an exhibit to this Offering Circular.

●	EquityBase Program is a marketing term we give to our program that allows a person to elect both to reside in VictoryBase Properties and to invest in shares of our stock. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” below.

●	Holdings is VictoryBase Holdings LLC, a Texas limited liability company, a subsidiary of the Company.

●	Holdings Tracking Units are membership interests of Holdings that track the value of one or more subsidiaries or other assets or operations of Holdings.

●	NY1 is VictoryBase NY1, LLC, a Texas limited liability company, a subsidiary of Holdings.

●	SC1 is VictoryBase SC1, LLC, a Texas limited liability company, a subsidiary of Holdings.

●	Value Add is an adjective we use to describe a VictoryBase Property that we believe has net operating income that we can improve over time by implementing efficient management procedures and/or capital improvement programs. Generally, we consider a VictoryBase Property to no longer be “Value Add” when the efficient management procedures and/or capital improvement programs have been implemented and the net operating income has increased and is stabilized.

●	VB Property Company is a company that owns one or more VictoryBase Properties.

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VictoryBase Property is a residential real property, such as single-family homes, townhomes, multi-family units or other residential real property within our network available for potential occupancy by one of our customers.

RISK FACTORS

The purchase of Shares of our Class A Common Stock involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by us constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those risks associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on our business and your investment in the Shares. An investment in the Company may not be suitable for all recipients of this Offering Circular. You should consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The discussions and information in this Offering Circular may contain both historical and forward-looking statements. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company in forward-looking statements. We have attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results may differ from our current expectations.

Before investing, you should carefully read and carefully consider the following risk factors:

Risks relating to the Company and our Business

We have limited operating history.

We have a limited operating history and have suffered losses and our proposed plan of business may not be realized in the manner contemplated, and, if it cannot be, stockholders may lose all or a substantial part of their investment. We may not generate significant operating revenues and our operations may not be profitable.

We are dependent upon our management, key personnel and consultants to execute our business plan.

Our success is heavily dependent upon the continued active participation of our current executive officers as well as other key personnel and consultants. Loss of the services of one or more of these individuals could have a material adverse effect upon our business, financial condition, or results of operations. Further, our success and achievement of our growth plans depend on our ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees among companies in the residential real estate industry is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees required for the expansion of our activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on our business, financial condition or results of operations.

Although dependent upon key personnel, we do not have any key man life insurance policies on any such persons.

We are dependent upon management in order to conduct our operations and execute our business plan; however, we have not purchased any insurance policies with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, we will not receive any compensation that would assist with such person’s absence. The loss of such person could negatively affect us and our operations.

We are not subject to Sarbanes-Oxley regulations, and we lack financial controls and safeguards required of public companies.

We do not have the internal infrastructure necessary, and we are not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. We may have significant deficiencies or material weaknesses in the quality of our financial controls. We expect to incur additional expenses and diversion of management’s time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

We have engaged and intend to continue to engage in transactions with related persons.

We will routinely be engaged in transactions and contractual relationships with related parties. For example, each time VBRE contributes a new asset or a new entity to Holdings and/or one of its subsidiaries, the fair market value of such contribution will be determined by us and not by arms-length negotiation. Likewise, when the Company contributes cash to Holdings, the value of Holding’s existing assets, and therefore the number of Class B membership interests (“Class B Units”) of Holdings to be issued to the Company in exchange for such contribution will be based upon fair market value determined by us rather than by arms-length negotiation. Please see the section of this Offering Circular entitled “Interest of Management and Others in Certain Related-Party Transactions and Agreements.”

Changes in employment laws or regulation could harm our performance.

Various federal and state labor laws govern our relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers’ compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

Our bank accounts will not be fully insured.

Our regular bank accounts each have federal insurance that is limited to a certain amount of coverage. It is anticipated that the account balances in one or more of our accounts may exceed those limits at times. In the event that any of our banks should fail, we may not be able to recover all amounts deposited in these bank accounts.

Our business plan is speculative.

Our present business and planned business are speculative and subject to numerous risks and uncertainties. We may not generate significant revenues or profits.

We will likely incur debt.

We have incurred debt and expect to incur future debt in order to fund operations. Complying with obligations under such indebtedness may have a material adverse effect on us and on your investment.

Our expenses could increase without a corresponding increase in revenues.

Our operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on our consolidated financial results and on your investment. Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, and (5) increases in borrowing costs.

We will be reliant on key suppliers.

We intend to enter into agreements with key suppliers and will be reliant on positive and continuing relationships with such suppliers. Termination of those agreements, variations in their terms, or the failure of a key supplier to comply with its obligations under these agreements (including if a key supplier were to become insolvent), could have a material adverse effect on our consolidated financial results and on your investment.

Increased costs could affect us.

An increase in the cost of raw materials or energy could affect our profitability. Commodity and other price changes may result in unexpected increases in the cost of raw materials used by us. We may also be adversely affected by shortages of raw materials. In addition, energy cost increases could result in higher transportation, freight and other operating costs. We may not be able to increase our prices to offset these increased costs without suffering reduced volume, sales and operating profit, and this could have an adverse effect on your investment.

We may not be able to maintain and enhance our product image.

It is important that we maintain and enhance the image of our existing and new products. The image and reputation of our products may be impacted for various reasons including litigation or complaints from customers, investors or regulatory bodies resulting from quality failure. Such concerns, even when unsubstantiated, could be harmful to our image and the reputation of our products. From time to time, we may receive complaints from customers regarding products or services purchased from us. We may receive correspondence from customers requesting reimbursement. Dissatisfied customers may threaten legal action against us if no reimbursement is made. We may become subject to lawsuits from customers alleging injury because of a purported defect in VictoryBase Properties, claiming substantial damages and demanding payments from us. These claims may not be covered by our insurance policies. Any resulting litigation could be costly for us, divert our management’s attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on our business, results of operations, or financial condition. Any negative publicity generated as a result of customer or investor complaints about our products could damage our reputation and diminish the value of our brand, which could have a material adverse effect on our business, results of operations, and financial condition, as well as your investment. Deterioration in our brand equity (brand image, reputation and product quality) may have a material adverse effect on our consolidated financial results as well as your investment.

If we are unable to protect our intellectual property effectively, we may not be able to operate our business, which would impair our ability to compete.

Our success will depend on our ability to obtain and maintain meaningful intellectual property protection for any such intellectual property. As we currently do not have any registered intellectual property with the USPTO, the names and/or logos of our brands (whether owned by us or licensed to us) may be challenged by holders of trademarks who file opposition notices, or otherwise contest trademark applications by us for our brands. Similarly, domains owned and used by us may be challenged by others who contest the ability of us to use the domain name or URL. Such challenges could have a material adverse effect on our consolidated financial results as well as your investment.

Computer, website or information system breakdown could affect our business.

Our business operations plan to rely heavily on technology and electronic communications. We plan to conduct a substantial portion of our business through our website or mobile app. Computer, website, mobile app, or information system breakdowns as well as cyber security attacks could impair our ability to service customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on our consolidated financial results as well as your investment. Furthermore, we do not currently have insurance protections against cyber attack or system breakdowns or malfunctions.

Changes in the economy could have a detrimental impact on us.

Changes in the general economic climate could have a detrimental impact on consumer expenditure and therefore on our revenue. It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, inflation, higher unemployment and tax increases) may adversely affect customers’ confidence and willingness to spend. Any of such events or occurrences could have a material adverse effect on our consolidated financial results and on your investment.

The amount of capital we are attempting to raise in this Offering is not enough to sustain our current business plan.

In order to achieve our near and long-term goals, we will need to procure funds in addition to the amount raised in this Offering. We may not be able to raise such funds on acceptable terms or at all. If we are not able to raise sufficient capital in the future, we will not be able to execute our business plan, our continued operations will be in jeopardy and we may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

Additional financing may be necessary for the implementation of our growth strategy.

We may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, additional financing may not be available, or, if available, may not be available upon terms acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing stockholders and may reduce the price of our Shares.

Our employees, executive officers, directors and insider stockholders beneficially own or control a substantial portion of our outstanding shares.

Thomas Paquin, our founder, sole director, and an officer, serves as the trustee of The Tom Paquin Irrevocable Trust, which owns and controls VBRE, which controls all of our Class B Common Stock, which controls the Company. Control of the Company by one person will limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of the Company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of the Company that might otherwise result in an investor receiving a premium over the market price for his Shares. Because Mr. Paquin indirectly controls the Company, he will have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required. If you acquire our Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of the Shares. Our principal stockholder may be able to control matters requiring approval by our stockholders, including the election of directors, mergers or other business combinations. Such concentrated control may also make it difficult for our stockholders to receive a premium for their Shares in the event that we merge with a third party or enter into different transactions, which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for our Shares.

Our operating plan relies in large part upon assumptions and analyses developed by us. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

Whether actual operating results and business developments will be consistent with our expectations and assumptions as reflected in our forecast depends on a number of factors, many of which are outside our control, including, but not limited to:

●	whether we can obtain sufficient capital to sustain and grow our business;

●	our ability to manage our growth;

●	whether we can manage relationships with key vendors and advertisers;

●	demand for our products and services;

●	the timing and costs of new and existing marketing and promotional efforts;

●	competition;

●	four ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

●	our ability to adequately insure our assets and protect against liabilities;

●	the overall strength and stability of domestic and international economies;

●	the impact of inflation; and

●	consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, consolidated results of operations and consolidated financial condition.

To date, we have had operating losses, and we may not be initially profitable for at least the foreseeable future, and we cannot predict when we might become profitable.

We have been operating at a loss since our inception. We may not be able to generate significant revenues in the future. In addition, we expect to incur substantial operating expenses in order to fund the expansion of our business. As a result, we expect to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, we might become profitable.

We may be unable to manage our growth or implement our expansion strategy.

We may not be able to expand our product and service offerings, our markets, or implement the other features of our business strategy at the rate or to the extent presently planned. Our projected growth will place a significant strain on our administrative, operational and financial resources. If we are unable to successfully manage our future growth, establish and continue to upgrade our operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, our consolidated financial condition and consolidated results of operations could be materially and adversely affected.

We rely upon trade secret protection to protect our intellectual property. It may be difficult and costly to protect our proprietary rights and we may not be able to ensure their protection.

We currently rely on trade secrets. While we use reasonable efforts to protect these trade secrets, our employees, consultants, contractors or advisors may, unintentionally or willfully, disclose our trade secrets to competitors or other third parties. Moreover, our competitors may independently develop equivalent knowledge, methods and know-how. If we are unable to defend our trade secrets from others use, or if our competitors develop equivalent knowledge, it could have a material adverse effect on our business. Any infringement of our proprietary rights could result in significant litigation costs, and any failure to adequately protect our proprietary rights could result in our competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. Therefore, we may not be able to protect our proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using our trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect our future operating results.

Our business model is evolving.

Our business model is unproven and is likely to continue to evolve. Accordingly, our current business model may not be successful and may need to be changed. Our ability to generate significant revenues will depend, in large part, on our ability to successfully market our products to potential users who may not be convinced of the need for our products and services or who may be reluctant to rely upon third parties to develop and provide these products. We intend to continue to develop our business model as our market continues to evolve.

We need to increase brand awareness.

Due to a variety of factors, our opportunity to achieve and maintain a significant market share may be limited. Developing and maintaining awareness of our brand name, among other factors, is critical. Further, the importance of brand recognition will increase as competition in our market increases. Successfully promoting and positioning our brand, products and services will depend largely on the effectiveness of our marketing efforts. Therefore, we may need to increase our financial commitment to creating and maintaining brand awareness. If we fail to successfully promote our brand name or if we incur significant expenses promoting and maintaining our brand name, it would have a material adverse effect on our consolidated results of operations.

We face competition in our markets from a number of large and small companies, some of which have greater financial, research and development, production and other resources than us.

In many cases, our competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. Our ability to compete depends, in part, upon a number of factors outside our control, including the ability of our competitors to develop alternatives that are superior. If we fail to successfully compete in our markets, or if we incur significant expenses in order to compete, it would have a material adverse effect on our consolidated results of operations.

A data security breach could expose us to liability and protracted and costly litigation and could adversely affect our reputation and operating revenues.

To the extent that our activities involve the storage and transmission of confidential information, we and/or third-party processors will receive, transmit and store confidential customer and investor and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and investor and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to our or these third parties’ systems or databases could result in the theft, publication, deletion or modification of confidential customer and investor and other information. A data security breach of the systems on which sensitive account information is stored could lead to fraudulent activity involving our products and services, reputational damage, and claims or regulatory actions against us. If we are sued in connection with any data security breach, we could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, we might be forced to pay damages and/or change our business practices or pricing structure, any of which could have a material adverse effect on our operating revenues and profitability. We would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

We depend on third-party providers for a reliable internet infrastructure and the failure of these third parties, or the internet in general, for any reason would significantly impair our ability to conduct our business.

We will outsource some or all of our online presence and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, our business would be significantly damaged. As has occurred with many businesses that rely upon the internet, we may be subject to “denial-of-service” attacks in which unknown individuals bombard our computer servers with requests for data, thereby degrading the servers’ performance. We may not be successful in quickly identifying and neutralizing these attacks. If a third-party facility failed, or our ability to access the internet was interfered with because of the failure of internet equipment in general or if we become subject to malicious attacks of computer intruders, our business and operating results will be materially adversely affected.

Our employees may engage in misconduct or improper activities.

We, like any business, are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to us. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to our reputation.

Our directors enjoy limitations on their liability.

We may provide for the indemnification of our directors to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability our directors and our stockholders for monetary damages for breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling ours pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The number of active-duty US military personnel may decrease in size or the location of US military bases may change.

Our business model is highly dependent upon US military servicepersons as a significant portion of our investor and customer base. Significant changes in deployment patterns or the size and scope of the US military personnel or the size or location of US military bases could have material adverse effect on our business and the results of our operations.

The market may not embrace our business concept.

Our business concept is somewhat novel, and our potential customers may not be aware of our business concept. Even after becoming aware of our business offerings, our potential customers may not embrace our business concept and may choosing instead to rent or purchase homes rather than do business with us.

Due to the unpredictability of deployment orders, our client base may terminate their Base Agreements early in certain circumstances, which could negatively affect our revenue.

A significant portion of our client base will be active duty and Reserve/National Guard service members. Those service members frequently move or receive orders to active duty that require them to deploy outside the United States. If either of these things occurs, the service member may terminate his or her Base Agreement early without penalty under certain circumstances as set forth in the Servicemembers Civil Relief Act and under the terms of the applicable Base Agreement. A significant number of early terminations of Base Agreements could have a material adverse effect on our business and results of our operations.

COVID-19 may have unpredictable effects on the global economy and our business.

The global pandemic caused by the spread of COVID-19 may have a substantial impact on the global economy, the residential real estate market, and our business in ways that are difficult to predict or react to. Although we believe our business model is well positioned to weather the storm of the pandemic and the economic devastation that we expect will be left in the pandemic’s wake, we may not be able to adapt our business model to effectively compete in these uncertain times.

COVID-19 or other global, national, or reginal pandemics may cause a change in business operations.

A pandemic and any other internal or external condition can cause face-to-face meeting to be cancelled, operations to change in various and unpredictable ways, operations to reduced or even ceased, additional cost could be incurred to sanitize or provide other use other methods to mediate risks, both physical and other, have an negative impact on our ability to hire or retain employees, provide alternate solutions to customers if we are unable to perform any portion of our agreements, or other unknown and unpredictable negative impacts on the business.

Environmentally hazardous conditions may adversely affect our financial condition, cash flows and operating results.

Under various federal, state and local laws, as well as local ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous substances at, on, under or in such property, as well as certain other potential costs relating to hazardous or toxic substances. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous substances. A conveyance of the property, therefore, does not relieve the owner or operator from liability. As a current or former owner and operator of real estate, we may be required by law to investigate and clean up hazardous substances released at or from the properties we currently own or operate or have in the past owned or operated. We may also be liable to the government or to third parties for property damage, investigation costs and cleanup costs. In addition, some environmental laws create a lien on the contaminated site in favor of the government for damages and costs the government incurs in connection with the contamination. Contamination may adversely affect our ability to sell or lease real estate, or to make properties available for residents, or to borrow using the real estate as collateral. Persons who arrange for the disposal or treatment of hazardous substances also may be liable for the costs of removal or remediation of such substances at a disposal or treatment facility owned or operated by another person. In addition, certain environmental laws impose liability for the management and disposal of asbestos-containing materials and for the release of such materials into the air. These laws may provide for third parties to seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials. In connection with the ownership, operation, management, and development of real properties, we may be considered an owner or operator of such properties and, therefore, are potentially liable for removal or remediation costs, and may be liable for governmental fines and injuries to persons and property. When we arrange for the treatment or disposal of hazardous substances at landfills or other facilities owned by other persons, we may be liable for the removal or remediation costs at such facilities. We are not aware of any environmental liabilities relating to our investment properties that would have a material adverse effect on our business, assets, or results of operations. However, environmental liabilities may arise in the future and such liabilities may have a material adverse effect on our business, assets or results of operation.

Losses in excess of our insurance coverage or uninsured losses could adversely affect our cash flow, including without limitation as a result of hurricanes, earthquakes, hail, tornados, and other natural disasters.

We generally maintain insurance policies related to our business, including casualty, general liability and other policies covering business operations, employees and assets. However, we may be required to bear all losses that are not adequately covered by insurance. In addition, there are certain losses that are not generally insured because it is not economically feasible to insure against them, including losses due to riots or acts of war. If an uninsured loss or a loss in excess of insured limits occurs with respect to one or more of our properties, then we could lose the capital we invested in the properties, as well as the anticipated profits and cash flow from the properties and, in the case of debt that carries recourse to us, we would remain obligated for any mortgage debt or other financial obligations related to the properties. Although we believe that our insurance programs are adequate, we may incur losses in excess of its insurance coverage, or we may not be able to obtain insurance in the future at acceptable levels and reasonable cost.

The market value of our VictoryBase Properties could decline, thereby reducing the value of the Company and the Shares.

The value of residential real property in our portfolio of VictoryBase Properties may fluctuate. Market and economic conditions in the markets in which we operate may impact occupancy or rental rates. Occupancy and rental rates, in turn, may impact the amount of Base Payments we are able to obtain from residents, and thus our revenues, and if our communities do not generate cash flow sufficient to meet our operating expenses, including debt service and capital expenditures, current cash flow and ability to pay or refinance our debt obligations could be adversely affected. We are exposed to the risks of downturns in the local economy or other local real estate market conditions that could adversely affect occupancy rates, rental rates, Base Payment rates, and property values in these markets. Other factors that may affect the value of our assets include:

●	the national and local economic climate, which may be adversely affected by, among other factors, plant closings, and industry slowdowns;

●	local real estate market conditions such as the oversupply of residential real property in an area;

●	the number of repossessed homes in a particular market;

●	the rental market which may limit the extent to which Base Payment rates may be increased to meet increased expenses without decreasing occupancy rates;

●	the safety, convenience and attractiveness of our properties and the neighborhoods where they are located;

●	zoning or other regulatory restrictions;

●	competition from other available housing communities and alternative forms of housing;

●	our ability to provide adequate management, maintenance and insurance;

●	increased operating costs, including insurance premiums, real estate taxes and utilities; and

●	the enactment of rent control laws or laws taxing the owners of residential homes.

The quality of our VictoryBase Properties may not be adequate, and there will be only limited guarantees from the builder of our VictoryBase Properties.

We will seek to acquire or construct VictoryBase Properties that have satisfactory levels of quality to satisfy consumer demands and to provide for reasonable maintenance expenses. We will seek to obtain warranties from our builders, and we will seek to use only reputable builders for our homes. However, we may not be successful in selecting only reputable builders and all builders’ warranties are limited to varying degrees. VictoryBase Properties that we acquire or construct may turn out to lack the quality that we expect. Lack of quality in any one property could result in a decline in confidence in our brand which would negatively impact the value or perceived value of our VictoryBase Properties nationwide. Thus, if any of our VictoryBase Properties ends up inferior quality, it could have a negative impact on our business and our results of operations.

Increased interest rates may have a negative impact on cash flows of the Company and limit our ability to continue operations without seeking addition financing.

Interest rate increases can have a negative impact on all aspects of the business. An increase in interest rates can increase interest payments on any indebtedness that we incur. The increase can create increased cash flow requirements, which we may not be able to support. Increase interest rates could also decreases the affordability of our home in the event we attempt to resell them or use the homes as collateral. If we elect to use financial hedging instruments, such as interest rate swaps, we may suffer losses on and increase or decrease in interest rates, depending on our short or long position.

The costs of our Base Agreement discount program may exceed its benefits.

We plan to implement a Base Agreement discount program as outlined in “Potential Future Discount Program” under “PLAN OF DISTRIBUTION” below. Under our anticipated discount program, EquityBase Investors may obtain discounted Base Payments under their Base Agreements if they also purchase Shares in this Offering. We anticipate that this discount program will lower our operating costs by encouraging our residents to have an ownership mentality, which we also may refer to as an ownership mindset. The discount program may not result in the development of such ownership mentality in our residents. Any such ownership mindset may not result in lowering our operating costs by the amount of the Base Payment discounts or at all. There is no limit to the amount of discount we may elect to offer, but we anticipate that the amount of the discount will be less than half of the amount of the applicable Base Payment.

Risks relating to this Offering and investment

We may undertake additional equity or debt financing that may dilute the Shares in this Offering.

We may undertake further equity or debt financing, which may be dilutive to existing stockholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing stockholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An investment in our Shares could result in a loss of your entire investment.

An investment in the Shares offered in this Offering involves a high degree of risk, and you should not purchase the Shares if you cannot afford the loss of your entire investment. You may not be able to liquidate your investment for any reason in the near future.

The Shares are offered on a “best efforts” basis, and we may not raise the maximum amount being offered.

Since we are offering the Shares on a “best efforts” basis, we may not sell enough Shares to meet our capital needs. If you purchase Shares in this Offering, we may not raise enough money to satisfy the full “Use of Proceeds To Issuer” which we have outlined in this Offering Circular or to meet our working capital needs.

We have not paid dividends in the past and do not expect to pay dividends in the future, so any return on your investment may be limited to the value of the Shares.

We have never paid cash dividends on shares of our stock and do not anticipate paying cash dividends in the foreseeable future. The payment of dividends on the Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If we do not pay dividends, the Shares may be less valuable because a return on your investment will only occur if our stock price appreciates.

We may not be able to obtain additional financing.

Even if we are successful in selling the maximum number of Shares in this Offering, we may require additional funds to continue and grow our business. We may not be able to obtain additional financing as needed, on acceptable terms, or at all, which would force us to delay our plans for growth and implementation of our strategy which could seriously harm our business, financial condition and results of operations. If we need additional funds, we may seek to obtain them primarily through additional equity or debt financings. Those additional financings could result in dilution to our current stockholders, and to you if you invest in this Offering.

The offering price has been arbitrary determined, and we may in the future elect to change the price of the Shares for this Offering or the purchase price for shares of our Class A Common Stock in future offerings arbitrarily.

We have arbitrarily established the offering price of the Shares based upon our present and anticipated financing needs, and the offering price of the Shares bears no relationship to our present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria. The offering price of the Shares may not be indicative of the value of the Shares or the Company, now or in the future. From time to time in the future, we may arbitrarily adjust the purchase price for the Shares in this Offering and/or the purchase price for shares of our Class A Common Stock in future offerings. Any such future offering price of the Shares may not bear any relationship to our then present financial condition, assets, book value, projected earnings, or any other generally accepted valuation criteria.

Our management has broad discretion in application of proceeds of this Offering.

Our management has broad discretion to adjust the application and allocation of the net proceeds of this Offering in order to address changed circumstances and opportunities. As a result of the foregoing, our success will be substantially dependent upon the discretion and judgment of our management with respect to the application and allocation of the net proceeds hereof.

We may not be able to pay distributions to our stockholders, and we may never adopt a share repurchase program.

While we may choose to pay distributions at some point in the future to our stockholders, cash flow and profits may not allow such distributions to ever be made. In addition, the amount of cash available for distributions may be limited due to repurchases of our shares if we ever adopt a share repurchase program. If we adopt a share repurchase program, our board of directors will have flexibility to determine the allocation of available cash available as between the payment of distributions and repurchase of our shares. We may never adopt a share repurchase program.

There is no public trading market for our Shares.

At present, shares of our Class A Common Stock are not listed or quoted any exchange or quotation service. There is no consistent and active trading market for our securities and a consistent trading market may not develop. Although we hope to have the Shares listed for trading in the future or have the Shares quoted for trading on an electronic quotation service, such listing or quotation may never occur.

You may not be legally permitted to sell the Shares.

Any resale of the Shares must comply with any applicable federal securities laws and state blue sky laws. You may not be able to resell the Shares in one or more states under their applicable state blue sky laws, unless the resale of the shares is registered or you are able to qualify for an applicable exemption from registration requirements under such state blue sky laws. We have no current plans to register the Shares for resale with any state securities regulator. Moreover, although we plan to adopt a share repurchase program in the future, we may never adopt a share repurchase plan. And if we do adopt a share repurchase plan, we expect that it will include numerous restrictions that may limit your ability to sell your Shares to us, including provisions that (i) our Board of Directors may reject any request for repurchase of Shares at any time in its sole discretion, and (ii) our Board of Directors may suspend (in whole or in part), amend (in whole or in part), or terminate our share repurchase program at any time. Therefore, it may be difficult for you to sell your Shares promptly or at all. If you are able to sell your Shares, you may have to sell them at a discount to the price you paid for the Shares. It is likely that your Shares would not be accepted as the primary collateral for a loan. You should purchase the Shares only as a long-term investment because of the illiquid nature of the Shares.

We may never adopt a future share repurchase program; if we adopt such a program, the repurchases price may be less than the offering price in this Offering and less than our then-current offering price.

We do not expect that a secondary market for resale of our Class A Common Stock will develop. We plan to request from the SEC an exemptive letter exempting a potential share repurchase program from Regulation M promulgated by the SEC. If we obtain such an exemptive letter, we plan to adopt a stock repurchase plan for stockholders who wish to sell their shares. We may never obtain an exemptive letter from the SEC, and even if we obtain such a letter, we may never adopt a share repurchase plan. Our ability to repurchase Shares depends upon the levels of our cash reserves, availability under any line of credit that we might have, the pace of new Share sales, and our ability to sell properties and other investments. If we must sell properties or other investments in order to honor repurchase requests, the repurchase of Shares offered for repurchase could be delayed until we have sold sufficient properties or investments to honor such requests. We will have no obligation to sell any properties in order repurchase Shares. We expect that the property sale process, if undertaken to honor repurchase requests, could take several months, and we may never raise sufficient capital from property sales and other sources to honor all such requests. If we adopt a share repurchase program, we expect to honor such repurchase requests in the order they are received. If we adopt a share repurchase program, we may not repurchase Shares if such repurchase would materially impair our capital or operations as determined by our Board of Directors. We may never adopt a share repurchase program, and if we do adopt such as program, our Board of Directors may suspend (in part or in whole), amend (in part or in whole) or terminate our share repurchase program at any time.

Furthermore, if we adopt a share repurchase program in the future, the repurchase price is likely to be based upon a discount to our then-current net asset value. If we adopt such a share repurchase program, there could be a significant difference in your repurchase price and our current offering price and our offering price at the time of any such repurchase. Likewise, our net asset value for purposes of determining the repurchase price as part of a future share repurchase program may be less than the current offering price and the offering price at the time of repurchase, even prior to applying any discounts under the terms of any such share repurchase plan. We may never adopt a share repurchase plan.

Sales of a substantial number of shares of our type of stock may cause the price of our type of stock to decline.

If our stockholders sell substantial amounts of shares of our Class A Common Stock, shares sold may cause the price to decrease below the current offering price. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that we deem reasonable or appropriate.

We have made assumptions in our projections and in “forward-looking statements” that may not be accurate.

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances. Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that this Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of our business, please be advised that our actual financial condition, operating results, and business performance may differ materially from that projected or estimated by us. We have attempted to identify, in context, certain of the factors we currently believe may cause actual future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on Base Agreements or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain investors or customers, loss of investors or customers, and failure to obtain new investors or customers, the risk of litigation and administrative proceedings involving the Company or our employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of our operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

Investment in the Shares offered in this Offering is a long-term investment.

Because the Shares have not been registered under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under state securities laws will be effected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company.

Neither this Offering nor the Shares have been registered under federal or state securities laws, leading to an absence of regulation applicable to us.

We have relied on exemptions from securities registration requirements under applicable state and federal securities laws. Investors in us, therefore, will not receive any of the benefits that such registration would otherwise provide. Prospective investors must therefore assess the adequacy of disclosure and the fairness of the terms of this Offering on their own or in conjunction with their personal advisors.

The Shares in this Offering have no protective provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a stockholder in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. If there is a liquidation event or change of control, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in this Offering that would permit you to require us to repurchase the Shares in the event of a takeover, recapitalization or similar transaction.

You will not have significant influence on our management.

Substantially all decisions with respect to the management of the Company will be made exclusively by our officers, directors, managers or employees. You will have a very limited ability, if at all, to vote on issues of our management and will not have the right or power to take part in management of the Company and will not be represented on the board of directors or by managers of the Company. Accordingly, you should not purchase Shares unless you are willing to entrust all aspects of management to us. As noted above, Thomas Paquin, as the trustee of The Tom Paquin Irrevocable Trust, the sole member of VBRE, as the sole owner of our Class B Common Stock, controls the Company.

We anticipate additional rounds of fund raising in the future.

After the conclusion of this Offering, we plan to be continuously offering additional shares of our Class A Common Stock in additional future offerings. Any such issuance of additional shares of Class A Common Stock will dilute the ownership of the Company represented by the Shares sold in this Offering.

We may choose to modify our corporate structure and tax elections.

We may elect to amend our corporate structure and the tax consequences of that structure, including without limitation our current status as a C-corporation with a tax receivable agreement with VBRE. For example, we might explore the possibility of converting into a real estate investment trust or other structure other than the structure described in this Offering Circular. We are a startup with limited experience with the business model described in this Offering Circular. We may determine that another corporate structure and/or the tax treatment thereof is more favorable for the Company and its stockholders.

Our financial statements, our underlying assets, and the value of the Shares can be difficult to understand, which might put downward pressure on the value of the Shares.

Our organizational structure, including without limitation the exchangeability of Class A Units in Holdings for shares of our Class A Common Stock, which is sometimes referred to as an Up-C structure, and the related tax receivable agreement, can be difficult to understand. The complexity of our organizational structure can put downward pressure on the value of the Company and the Shares.

Our amended and restated certificate of incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees.

Our amended and restated certificate of incorporation, as amended, provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on our behalf; any action asserting a breach of fiduciary duty; any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our amended and restated certificate of incorporation or our amended and restated bylaws; or any action asserting a claim against us that is governed by the internal affairs doctrine. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities shall be deemed to have notice of and consented to these provisions. These exclusive-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum of its choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees.

If a court were to find the choice of forum provision contained in our amended and restated certificate of incorporation, as amended, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

You may not be entitled to a jury trial with respect to claims arising under the subscription agreement, which could result in a less favorable outcome to you in any such action.

The subscription agreement provides that you waive the right to a jury trial of any claim they may have against us arising out of or relating to the subscription agreement, including any claim under the U.S. federal securities laws.

If we opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with applicable U.S. state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the U.S. federal securities laws has not been finally adjudicated by the United States Supreme Court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Delaware, which govern the subscription agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. Accordingly, you are subject to these provisions of the subscription agreement to the extent permitted by applicable law. It is advisable that you consult legal counsel regarding the jury waiver provision before investing in the Shares.

If you bring a claim against us in connection with matters arising under the subscription agreement, you or such other holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against us. If a lawsuit is brought against us under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to you in any such action.

Nevertheless, if this jury trial waiver provision is not enforced, to the extent a court action proceeds, it would proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by you or by us of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

By purchasing Shares in this Offering pursuant to a subscription agreement, you are bound by the provisions contained in the subscription agreement which provide for mandatory arbitration which limits your ability to bring class action lawsuits, seek remedies on a class basis, or have a jury decide the factual merits of your claim.

By purchasing shares in this Offering pursuant to subscription agreement, you agree to be bound by the arbitration provisions contained in our subscription agreement which provide that arbitration is the exclusive means for resolving disputes relating to or arising out of the subscription agreement. Purchasers of shares in a secondary transaction would not be subject to the same arbitration provisions. Such arbitration provision limits your ability to bring class action lawsuits or similarly seek remedies on a class basis for claims subject to the provision. If invoked, the arbitration is required to be conducted in Fort Worth, Texas in accordance with Delaware law. The subscription agreement allows for either the Company or you to elect to enter into binding arbitration in the event of any covered claim in which the Company and you are adverse parties. While not mandatory, in the event that we were to invoke the arbitration clause, your rights to seek redress in court would be severely limited. These restrictions on the ability to bring a class action lawsuit may result in increased costs and/or reduced remedies, to individual investors who wish to pursue claims against the Company. BY AGREEING TO BE SUBJECT TO THIS PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

By purchasing Shares in this Offering you are bound by the fee-shifting provision contained in our subscription agreement, which may discourage you to pursue actions against us.

In the event you initiate or assert a claims against us, in accordance with the dispute resolution provisions contained in our subscription agreements, and you do not, in a judgment prevail, you will be obligated to reimburse us for all reasonable costs and expenses incurred in connection with such claim, including, but not limited to, reasonable attorney’s fees and expenses and costs of appeal, if any. Generally, under Delaware law, to be a “prevailing party,” a litigant must achieve predominance in the litigation by prevailing on the case’s chief issue as determined by the respective court. We intend to interpret o apply the fee-shifting sections of the subscription agreements as broadly as possible.

This fee-shifting provision applies to all claims arising from any disputes or controversies arising from the subscription agreements, including claims under the U.S. federal securities laws. For the avoidance of doubt, this fee-shifting provisions only applies to disputes between the executing parties of the subscription agreements, and, hence, is not applicable to any secondary transactions.

This fee-shifting provision applies to all claims arising from any disputes or controversies arising from the subscription agreements, including claims under the U.S. federal securities laws. For the avoidance of doubt, this fee-shifting provisions does only apply to disputes between the executing parties of the subscription agreements, and, hence, is not applicable to any secondary transactions. BY AGREEING TO BE SUBJECT TO THIS PROVISION, INVESTORS WILL NOT BE DEEMED TO WAIVE THE COMPANY’S COMPLIANCE WITH THE FEDERAL SECURITIES LAWS AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

If you agree to purchase Shares on a monthly basis, you may not terminate monthly purchases until the end of the term set forth on your subscription agreement.

Under the terms of our subscription agreement, you may elect to purchase Shares upfront at one time, or you may elect to purchase Shares on a monthly installment basis. If you elect to purchase Shares on a monthly installment basis, you are committed to purchase all the subscribed Shares at the price agreed to in the subscription agreement and we are committed to sell all the subscribed Shares at the agreed price, even if your Base Agreement terminates for any reason.

The cost of the Shares that you purchase in this Offering may exceed that value of any discount that we offer under our potential future discount program.

We plan to offer a discount off of our Base Payment rates for EquityBase Investors who purchase or commit to purchase Shares as more fully described in the portion of this Offering Circular labeled “Potential Future Discount Program” under “Plan of Distribution” below. The amount of any such discount is subject to change from time to time at our sole discretion. The cost of the Shares that you purchase in this Offering may exceed the amount of any such discount.

Our estimate of the total value of our discount program is only an estimate and subject to change.

We have estimated that the total value of our potential future discount program is $115,200. We have based that estimate on a series of assumptions as more fully described in the portion of this Offering Circular labeled “Potential Future Discount Program” under “Plan of Distribution.” As with all estimates in this Offering Circular, such estimates may not be accurate. Our assumptions may not be correct, and our plans may change due changing events or changing business plans. The actual total amount of discounts offered may change on the basis of changes in the amount of the discount, the amount of VictoryBase Properties we own or control, the portion of VictoryBase Properties occupied by EquityBase Investors, and other factors.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT US. MOREOVER, WE CANNOT PREDICT WHETHER WE WILL SUCCESSFULLY EFFECTUATE OUR CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE.

DILUTION

As of the date of this Offering Circular, we had issued 1,000,000 shares of our Class A Common Stock, and subsequently our initial stockholder surrendered 975,000 shares of our Class A Common Stock back to the Company, thereby resulting in 25,000 shares of Class A Common Stock held by our initial stockholder. We have previous sold 170 Shares of Class A Common Stock in this Offering. As a result, as of the date of this Amendment to Offering Circular, we had 25,170 shares of Class A Common Stock outstanding. The term “dilution” refers to the reduction (as a percentage of the aggregate shares outstanding) that occurs for any given share of stock when additional shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 99.67% of the total outstanding shares of our Class A Common Stock, our only class of common stock with economic value. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute less than 0.001% of the total voting rights of our Class A Common Stock and Class B Common Stock, which generally vote together as a single class. In addition, holders of Class A Units of Holdings have the right to exchange their Class A Units of Holdings into additional shares of Class A Common Stock of the Company under the terms of Holding’s limited liability company agreement and the Company’s certificate of incorporation. Any such exchange by holders of Class A Units of Holdings will further dilute the Shares sold in this Offering. We anticipate that subsequent to this Offering we may require additional capital and such capital may take the form of Class A Common Stock, other stock or securities or debt convertible into Class A Common Stock. Such future fund raising will further dilute the percentage ownership of the Shares sold in this Offering in the Company.

If you invest in Shares of our Class A Common Stock, your interest will be diluted immediately to the extent of the difference between the offering price per share of our Class A Common Stock and the pro forma net tangible book value per share of our Class A Common Stock after this Offering. As of December 31, 2022, our net tangible book value was approximately ($215,427). Based on the 25,170 shares of our Class A Common Stock issued and outstanding as of the date of this Amendment to Offering Circular, that equates to a negative net tangible book value of approximately ($8.56) per share of our Class A Common Stock on a pro forma basis. Net tangible book value per share consists of total stockholders’ equity adjusted for the retained earnings (deficit), divided by the total number of shares of Class A Common Stock outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $9.94 per share of our Class A Common Stock.

Thus, if this Offering is fully subscribed, the net tangible book value per share of our Class A Common Stock owned by our current stockholders will have immediately increased by approximately $18.50 without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $9.94 per Share. These calculations do not include the costs of this Offering after December 31, 2022, and such expenses will cause further dilution. Furthermore, these calculations do not include the impact of the potential exchange by holders of Class A Units of Holdings of their Class A Units of Holdings for shares of our Class A Common Stock, and such exchange may cause further dilution.

The following table illustrates this per Share dilution:

Offering price per Share*	$10.00
Net Tangible Book Value per Share before Offering (based on Net Tangible Book Value as of December 31, 2022, and 25,170 shares of Class A Common Stock outstanding as of the date of this Offering Circular)	$(8.56)
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 7,500,000 Shares) *	$75,000,000
Net Tangible Book Value per Share after Offering (based on Net Tangible Book Value as of December 31, 2022, and 7,525,000 shares of Class A Common Stock to be outstanding after Offering) *	$9.94
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering *	$(0.06)

*Before deduction of Offering expenses after December 31, 2022.

There is a disparity between the price of the Shares in this Offering and the effective cash cost to officers, directors, promoters and affiliated persons for shares acquired by them in transactions during the past year, or that they have a right to acquire. Specifically, the Company has issued 25,000 shares of Class A Common Stock to one stockholder for an average per share purchase price of $0.04 prior to the Offering (adjusted to account for the surrender of 975,000 shares previously issued to the stockholder). Furthermore, holders of Class A Units of Holdings have the right to exchange their Class A Units of Holdings into additional shares of Class A Common Stock of the Company under the terms of Holding’s limited liability company agreement and the Company’s certificate of incorporation.

PLAN OF DISTRIBUTION

We are offering a Maximum Offering Amount of up to $75,000,000 in Shares of our Class A Common Stock, of which $1,700 has previously been sold in this Offering over the past 12 months. This Offering is being conducted on a best-efforts basis without any minimum number of Shares required to be sold. The Shares are being offered by: (1) persons associated with us through an online platform managed by Issuance, Inc. that may be accessed through our website at www.VictoryBase.com or one or more other websites that we may establish; and (2) our broker-dealer’s online listing platform OfferBoard at www.entoro.com. In conducting this Offering, such persons associated with us with intend to rely on the exemption from registration contained in Exchange Act Rule 3a4-1.

We will undertake one or more closings on a rolling basis as funds are received from investors. We anticipate that many closings will occur in connection with our business operations as more fully described below. We anticipate that many investors will elect to commit to purchase a specified amount of Shares upfront and make installment payments on a monthly basis corresponding with the term of their applicable Base Agreement. If you elect to purchase Shares on a monthly installment basis, you are committed to purchase all the subscribed Shares at the price agreed to in the subscription agreement, and we are committed to sell all the subscribed Shares at the agreed price, even if your Base Agreement terminates for any reason. If you have a Base Agreement that ends or changes in any way, including a loss of any discounts associated with your Base Agreement, then you will nonetheless be required to purchase any Shares that you commit to purchase under a subscription agreement.

Broker-Dealer

We have engaged a broker-dealer to promote the sales of our Shares. Our broker-dealer is:

Entoro Securities, LLC

333 W. Loop N Freeway, STE 333

Houston, TX 77204

The Shares are being offered and sold by the Company through an online listing platform affiliated with Entoro named “OfferBoard,” which is located online at www.entoro.com, an online platform managed by Issuance, Inc. that may be accessed through our website at www.VictoryBase.com or one or more other websites that we may establish. The Shares are being offered on a best efforts basis. OfferBoard is owned by OfferBoard, LLC, a subsidiary of Entoro Securities, LLC’s parent company, Entoro LLC.

OfferBoard will also perform certain administrative and compliance related services in connection with all shares of Common Stock sold in this Offering such as:

●	Reviewing investor information for investors in this Offering, including performing and/or reviewing KYC (“Know Your

●	Customer”) data, AML (“Anti Money Laundering”) and other compliance background checks, and provide a recommendation to the Company whether or not to accept investor as a customer;

●	Reviewing each investor’s subscription agreement to confirm such investor’s participation in the Offering, and provide a determination to us whether or not to accept the use of the subscription agreement for the investor’s participation;

●	Contacting and/or notifying us, if needed, to gather additional information or clarification on an investor;

●	Keeping investor details and data confidential and not disclose to any third-party except as required by regulators or pursuant to the terms of the agreement (e.g., as needed for AML and background checks); and

●	Coordinate with third party providers to ensure adequate review and compliance.

Entoro is a member of the Financial Industry Regulatory Authority (FINRA). FINRA is not a government agency. Rather, FINRA is an independent regulatory body. FINRA has established rules that govern their member brokers and dealers engaged in the sales and promotion of securities. For more information, please see FINRA’s website at www.finra.org.

Entoro is also a member of Securities Investor Protection Corporation (SIPC). SIPC is an insurance mechanism that protects investors in the event that a broker-dealer, such as Entoro, fails. In such an event, investors may regain control over cash and securities that were being held by the broker-dealer at the time of failure. This will likely not provide you any protection because Entoro is not authorized to receive cash from investors and has not been authorized to hold our securities. For detailed information on the scope of Entoro Securities, LLC’s role in the sale and promotion of our shares, please see our placement agent agreement with Entoro which is attached as Exhibit 1.1 to this Offering Statement.

Your initial subscription amount will be placed into an escrow account until our broker-dealer confirms that your subscription meets the investor qualification requirements set forth in this Offering Circular and is otherwise acceptable to us and our broker-dealer. It is anticipated that such funds will be released from escrow within 24 to 48 hours of receipt from the investor along with an executed subscription agreement. If we do not accept your subscription for any reason, we will refund the full amount of your subscription, but you will not be entitled to any interest earned while the subscription funds are in escrow. If you accept your subscription, you will be notified electronically via email or our mobile app. We may terminate this Offering at any time for any reason at our sole discretion, and we may extend this Offering past the termination date in our absolute discretion and in accordance with the rules and provisions of Regulation A of the JOBS Act.

Only the Company (directly and through our broker-dealer) is offering Shares for sale as part of this Offering. None of the Shares being sold in this Offering are being sold by existing securities holders.

After this Amendment to the Offering Statement has been qualified by the Securities and Exchange Commission (the “SEC”), we will accept tenders of funds to purchase the Shares. Subscriptions will be made through an escrow agent in coordination with our broker-dealer engaged to assist us with this Offering.

The Shares will be sold only to a person who is not an accredited investor if the aggregate annual purchases paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2). Each investor will complete a subscription agreement in order to invest.

The Shares in this Offering will be offered principally by our broker-dealer, who may be assisted by us, affiliates of ours, and employees of ours or of our affiliates, in reliance upon the exemption from registration contained in Rule 3a4-1 of the Securities Exchange Act of 1934.

Broker-Dealer Compensation

We will pay Entoro a commission equal to 1% of the gross offering proceeds, except in instances where Entoro has facilitated sale, in which case we will pay Entoro a commission equal to 5% of the gross proceeds of such sales. For example, if the Company directly solicits an investment from an investor, and Entoro played no role in facilitating this investors’ investment, Entoro will still earn a 1% commission on such investment. Entoro will also charge a $10,000 advisory/consulting fee, which is deemed to be earned on the later of SEC qualification of this Amendment to the Offering Statement of which this Offering Circular is a part, or the issuing by FINRA of a No Objection Letter regarding Entoro’s compensation structure. In addition, we have advanced $10,000 to Entoro towards expenses, such as due diligence expenses, technology platform setup costs, and other support necessary prior to qualification of this offering. This advance is refundable to the extent not used. More broadly and inclusive of the $10,000 advance, we have agreed to reimburse Entoro for all out-of-pocket expenses incurred in connection their performance as our broker-dealer, including reasonable travel and amounts paid to outside professionals or experts retained in connection with Entoro’s performance as our broker-dealer, up to a maximum of $40,000, with $15,000 being the maximum allocated for reimbursement for use of outside counsel, which Entoro may engage to assist in connection with its services in this Offering. Also included under expenses, we have reimbursed Entoro its filing fee of approximately $11,750 paid to FINRA for a review of Entoro’s compensation for its services in connection with this Offering. The maximum expenses of $40,000 includes maximum reimbursement for outside counsel fees and any expenses incurred in conducting background checks. While our placement agent agreement with Entoro references charges for background checks of management and significant stakeholders, we obtained such background checks through other channels acceptable to Entoro, so there will be no associated charges involving Entoro or its service providers in this Offering. For the avoidance of doubt, Entoro is not entitled to fees based on a right of refusal.

The total minimum compensation Entoro would be entitled to if we issued the maximum number of Shares under a $75,000,000 offering with none of the sales of Shares were facilitated by Entoro would be $770,000, made up of $750,000 in 1% commission, a $10,000 expense advance, and $10,000 in advisory and consulting fees. The total maximum compensation Entoro would be entitled to if we issued the maximum number of Shares under a $75,000,000 raise, if all sales of Shares were facilitated by Entoro’s efforts, and if possible expenses were maximized, would be approximately $3,800,000 made up of approximately $3,750,000 in 5% commission, maximum expenses of $40,000, and $10,000 in advisory and consulting fees.

Entoro has been authorized to promote the sales of our Shares through direct solicitation and marketing campaigns and subsequently directing prospective investors to the technology platform, which is operated by OfferBoard. The Offering is now being made through Entoro Securities, LLC, Member FINRA/SIPC, who will act as our broker/dealer of record. Entoro’s principal address is 333 W. Loop N., Suite 333, Houston TX, 77024. There is no minimum amount of Shares required to be sold in this Offering.

To the extent permitted by law and our certificate of incorporation, we will indemnify the participating broker-dealer against certain civil liabilities, including certain liabilities arising under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the placement agent agreement with Entoro. Nevertheless, the SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and is not enforceable.

This Offering will commence within two calendar days of the qualification of this Amendment to Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of two years. We may extend this Offering for an additional time period unless this offering is completed or otherwise terminated by us, or unless we are required to terminate by application of Regulation A of the JOBS Act.

Upon our acceptance a subscription, a confirmation of such acceptance will be sent to you. We may accept or reject subscriptions in whole or in part, for any reason or for no reason. We will return all funds from rejected subscriptions to the investor, without interest or deductions.

This is an offering made under “Tier 2” of Regulation A, and the Shares will not be listed on a registered national securities exchange or any other trading platform upon qualification. The Shares will be sold to a person who is not an accredited investor only if the aggregate annual purchases by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

To invest in this Offering, you must represent in writing (which may be done electronically via our mobile app) that you meet the applicable requirements set forth above and in the subscription agreement.

We (or our broker-dealer) must make a reasonable inquiry in order to verify an investor’s suitability for an investment in the Company. As part of this inquiry, we may ask you to confirm that your income and/or net worth exceeds the minimum thresholds described in this Offering Circular.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC. A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries, or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of other securities of the same class as those to be offered for the period of distribution will not necessarily be limited and restricted to those sold through this Offering. Without limiting the foregoing, holders of Class A Units of Holdings may exchange their Class A Units of Holdings for shares of our Class A Common Stock at any time as described in this Offering Circular.

Discount Program

Because we expect customers who are also stockholders to be better stewards of VictoryBase Properties and therefore lower our operating costs, we offer lower Base Payment rates for our EquityBase Investors. We refer to this improved stewardship as an “ownership mindset” or “ownership mentality”. Upon qualification of this Offering by the SEC, we plan to offer a discount of up to $100 per month off of our Base Payment rates for any EquityBase Investor who purchases or commits to purchase at least five Shares per month during the term of their Base Agreement. The amount of such discount is subject to change or elimination from time to time based upon our evaluation of market conditions and our analysis of actual operating cost savings, if any, that we observe from EquityBase Investors. We plan to make the amount of any such discounts available to EquityBase Investors, as such discount may be increased, decreased, or eliminated from time to time, and then applicable minimum investment amount, available for review on our website. There is no limit to the amount of discount we may elect to offer, but we anticipate that the amount of the discount will be less than half of the amount of the applicable Base Payment.

We established a value of up to $100 per month as the initial amount of our discount program because that is the point at which we believe we will maximize the amount by which our anticipated operating cost savings resulting from our residents’ anticipated ownership mindset will exceed the amount of the applicable discount. We plan to experiment with adjustments to the amount of this discount in an effort to optimize our cost savings as it relates to the amount of the discount offered. Any change in the amount of this discount will impact Base Payments entered into on or after the date of the discount is changed, but any such change will have no impact on the amount of Base Payments under Base Agreement then outstanding. Any discount offered may not be sold or transferred by the EquityBase Investor. The discount will not change based upon the value of your Shares. We anticipate that our discount plan will not include any restrictions on how or when an EquityBase Investor may qualify for a discount except that the EquityBase Investor must have (i) become a VictoryBase Property resident by entering into a Base Agreement, and (ii) contemporaneously with entering into the Base Agreement, purchase or commit to purchase at least five Shares for each month of the term of the Base Agreement. We plan to include all VictoryBase Properties in our discount program; however, the start date of the discount program may differ or never occur at any specific VictoryBase Property.

For VictoryBase Property residents who have previously entered into Base Agreements, we plan to offer such residents the opportunity to include the discount program to their existing Base Agreement (or amend their existing base agreement, or terminate their existing Base Agreement and enter into a new Base Agreement) incorporating the terms of the discount program described above if, contemporaneously, such residents enter into Subscription Agreements complying with the discount program terms.

If we assume the amount of the discount stays at $100 per month per home during throughout the 24 months of this Offering, and if we further assume that all of the occupants of the 98 homes that we currently own or are under contract to purchase qualify for the discount program, and if we further assume that we do not acquire any additional homes during the Offering, then the total value of discounts under the discount program will be approximately $235,200. Of course, this is just an estimate and any of those assumptions are subject to change.

USE OF PROCEEDS TO ISSUER

The Use of Proceeds is an estimate based on our current business plan. We may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and we will have broad discretion in doing so.

The maximum gross proceeds from the sale of the Shares in this Offering are $75,000,000. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $74,250,000 after the payment of an anticipated 1% commission to our broker-dealer, but before other costs of the Offering, including legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, administrative services, transfer agent fees, technology expenses, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Shares. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those we expect.

Our management has wide latitude and discretion in the use of proceeds from this Offering. We intend to use a substantial portion of the net proceeds to purchase Class B Units of Holdings. We also plan to use a portion of the proceeds from this Offering for general working capital purposes. Holdings intends to use a substantial portion of the proceeds of its sale of Class B Units to the Company to acquire VictoryBase Properties and for general working capital. At present, our management’s best estimate of the use of proceeds is set out in the chart below. However, this chart contains only the best estimates of our management based upon information available to us at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, our various needs at different times in the future, and the discretion of our management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to our officers or directors. Our officers and directors may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

USE OF PROCEEDS

	If 25% of the Offering is Raised	If 50% of the Offering is Raised	If 75% of the Offering is Raised	If 100% of the Offering is Raised
Purchase of Class B Units of Holdings	$14,850,000	$29,700,000	$44,550,000	$59,400,000
Working Capital	$3,712,500	$7,425,000	$11,137,500	$14,850,000
TOTAL	$18,562,500	$37,125,000	$55,687,500	$74,250,000

Holdings intends to use a substantial portion of its sales of Class B Units to the Company to acquire (directly or indirectly) VictoryBase Properties and for general working capital purposes.

We reserve the right to change the use of proceeds set out herein based on the needs of our ongoing business and the discretion of our management. We may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

Forward-looking Statements

This section contains certain statements that may include “forward-looking statements”. These forward-looking statements are often identified by the use of forward-looking terminology such as “believes,” “expects,” “anticipate,” “optimistic,” “intend,” “will” or other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in our periodic reports that are filed with the SEC. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under applicable securities laws, we do not assume a duty to update these forward-looking statements.

Description of Business

We were originally incorporated on August 13, 2020 under the laws of the State of Delaware. Our Class A Common Stock is not currently listed on any exchange or quoted on any quotation service.

General

We are seeking to build a nationwide network of residential real estate properties located near United States military bases which we will make available for occupancy by military servicemembers and other individuals and families seeking housing in such locations. Once our network of properties has been established, our customers will be able to move from one VictoryBase Property through a relatively simple process.

In addition to providing housing at affordable prices, we plan to offer our customers and other investors the opportunity to invest in our company by offering shares of our stock for sale. We believe the Company will benefit by customers electing to enter into both a Base Agreement and a subscription agreement. Many of those benefits are outlined in this offering circular.

To be clear, the subscription agreement and Base Agreement are unique and separate agreements. Any person otherwise meeting the qualification requirements for such agreements will have the option to enter into one, both, or neither of a Base Agreement and/or a subscription agreement with us. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above.

Corporate Structure

The Company is the sole holder of Class B Units of Holdings. Holdings has and will have the right to elect to control and occupy (and allow our customers to occupy) all VictoryBase Properties through the Control Agreement and Sub-Control Agreement described below. From time to time, Holdings may form or acquire one or more new VB Property Companies who may acquire additional VictoryBase Properties. Initially, typically, the VB Property Companies will initially be formed and wholly-owned by Holdings, but Holdings will create a new class of Units (“Holdings Tracking Units”) that will track 100% of the economic value of the applicable VB Property Company, and Holdings will issue such Holdings Tracking Units to equity investors who will fund (directly or indirectly) all or part of the acquisition of such VictoryBase Properties by VB Property Companies. The Holdings Tracking Units will typically be convertible into Class A Units of Holdings with a value equal to Holdings Tracking Units being converted, such valuation to be mutual agreed to by Holdings and the holder of the applicable Holdings Tracking Units. We anticipate that the Holdings Tracking Units will be converted into Class A Units of Holdings after the applicable VictoryBase Properties have ceased to be Value Add. Please see the section of this Offering Circular labeled “Operational Overview” that begins on page 35 of this Offering Circular for a description of what we mean by “Value Add.” For example, Holdings has created Class C Units that as Holdings Tracking Units that will track the value of NY1 until the NY1 VictoryBase Properties are no longer Value Add.

We plan to acquire additional VictoryBase Properties pursuant to the arrangement described above. The applicable VB Property Company will make those VictoryBase Properties available to be occupied by our customers through a Base Agreement described below. Many of our customers will be members of the United States military because, generally, the VictoryBase Properties will be located near military bases. We offer our customers and investors an opportunity to purchase Shares of our Class A Common Stock. Through ownership of our Class A Common Stock, our investors have an opportunity to participate indirectly in a portion of the potential growth in the value of the VictoryBase Properties. In this manner, our investors can acquire an indirect ownership interest in a portion of the VictoryBase Properties owned by the VB Property Companies through the Company’s ownership of Holdings and Holdings’ ownership (or right to acquire ownership) of the VB Property Companies. Although we expect that our business model will be particularly attractive to U.S. military service members who would not otherwise invest in home ownership, non-service members may also enter into subscription agreements and thereby have an opportunity to purchase Shares on the same terms as service members. We will offer and sell Shares to investors who reside in VictoryBase Properties and investors that do not reside in VictoryBase Properties.

The Company will issue Shares of our Class A Common Stock to investors in accordance with the terms set forth in the applicable subscription agreement between the Company and the investor. Our Class A Common Stock, as a class, holds 100% of the economic interests of the Company. Our Class B Common Stock, as a class, holds virtually all of the voting interest in the Company. The Company has issued 1,000,000 shares of Class B, non-economic super voting (1,000,000 votes per share) shares to VBRE.

A graphic representation of the relationship among the Company and its subsidiaries and affiliates described above is set forth below for your convenient reference. The following graphic demonstrates the relationship of the Company and its subsidiaries and affiliates as of the date of this Offering Circular.

VictoryBase Corporation

and its Subsidiaries and Affiliates

(as of date of Amendment No. 1 to Offering Circular)

Thomas Paquin, as Trustee of The Tom Paquin Irrevocable Trust
100% membership interests (100% of economic and voting interest)
Exchange Agreement (VBRE may exchange Class A Units of Holdings for Class A Shares of the Company)
Tax Receivable Agreement
Investors in the Offering
VictoryBase RE, LLC
Texas limited liability company
1,000,000 Class B Shares and 25,000 Class A Shares (FN 2)
VictoryBase Corporation
Delaware corporation
Class A Shares (FN 2)
1 Class B Unit (FN 1)
715,066 Class A Units, 30,000 Class C Units (FN 1)
VictoryBase Holdings LLC
Texas limited liability company
Preferred Member
100% membership interests (100% of economic and voting interest)
100% of common membership interests (FN 3)
$2 million of preferred membership interests (FN 3)
VictoryBase SC1, LLC
Texas limited liability company
(holds VictoryBase Properties in Beaufort, SC)
VictoryBase NY1, LLC
Texas limited liability company
(holds VictoryBase Properties in Sackets Harbor, NY)

●	FN 1 – Subject to the rights of the Class C Units of Holdings, Class A Units of Holdings share voting and economic rights with the Class B Units on a pari passu basis, except that the Company is the sole manager of Holdings, and the Company has the sole right to appoint any replacement manager of Holdings. Class C Units collectively track the value of the Holding’s interests in the common membership interests of NY1. Holdings will separately account for its ownership of common membership interests of NY1, and all distributions related to such interests (and the proceeds of such interests) will be distributed exclusively to the holders of Class C Units of Holdings. Likewise, all profits and losses related to Holdings’ ownership of common membership interests of NY1 will be allocated exclusively to holders of Class C Units of Holdings. The Manager of Holdings may convert the Class C Units into Class A Units of Holdings of equivalent value after January 1, 2025, or earlier with the consent of holders of a majority of the Class C Units.

●	FN 2 – Shares of Class A Common Stock of the Company hold all economic rights of the Company on a pari passu basis. Each share of Class A Common Stock of the Company entitles the holder of such share to 1 vote. Shares of Class B Common Stock hold no economic rights. Each share of Class B Common Stock of the Company entitles the holder of such share to 1,000,000 votes.

●	FN 3 – Subject to the rights of preferred membership interests of NY1, holders of common membership interests of NY1 are entitled to all economic and voting rights of NY1. Preferred membership interests of NY1 are entitled to distributions of available cash from NY1 as follows:

(1)	Cash from operations of NY1 is to be distributed as follows:

(a)	First, to the preferred member until the preferred member has received a 6% return on its investment;

(b)	Second, 75% to the preferred member and 25% to the common member of NY1, until the Preferred Member has received a 7.5% return on investment; and

(c)	Thereafter, the remainder, if any, to the common member of NY1; and

(2)	Cash from capital transactions is to be distributed as follows:

(a)	First, to the preferred member until the preferred member has been returned the amount of its investment;

(b)	Second, 75% to the preferred member, and 25% to the common member of NY1, until the preferred member has received the amount of its investment plus a 7.5% internal rate of return on its investment; and

(c)	Thereafter, the remainder, if any, to the common member of NY1.

The Preferred Member of NY1 has no voting rights.

Property Acquisition

Our founder, Chief Executive Officer, President, Secretary, and sole director, Thomas Paquin, is the trustee of The Tom Paquin Irrevocable Trust, which owns and operates VictoryBase RE, LLC, a Texas limited liability company (“VBRE”). VBRE identifies existing homes, homes under construction, and building sites for new homes near United States military bases and in other markets that VBRE deems suitable for our business model and enters into one or more acquisition agreements with third party landowners, builders, developers and other real estate owners with respect to such properties. VBRE may acquire VictoryBase Properties through forming or acquiring ownership of VB Property Companies that are primarily owned by VBRE. VBRE used this model in its acquisition and development of the VictoryBase Properties owned by SC1.

Alternatively, we anticipate that some of our acquisitions of VictoryBase Properties will be by newly formed subsidiaries of Holdings. In connection with such acquisitions of VictoryBase Properties, Holdings may issue Holdings Tracking Units to VBRE and/or others. Such Holdings Tracking Units will track the value of such VB Property Companies until the applicable VictoryBase Properties are no longer Value Add, at which point the Holdings Tracking Units will convert into Class A Units of Holdings.

We may also receive some or all of our financing of VictoryBase Properties from the seller of such VictoryBase Properties. For example, NY1 acquired the VictoryBase Properties in Sackets Harbor, New York as follows: NY1 funded such acquisition with (i) preferred membership interests of NY1 issued to the seller of such real property, and (ii) cash contributed to NY1 from Holdings. Holdings funded such contribution to NY1 with cash contributed to Holdings by VBRE in exchange for Holdings issuance of Class C Units to VBRE. Such Class C Units are an example of Holdings Tracking Units. As of the closing of such acquisition, NY1 became a landlord under a number of lease agreements with existing tenants. Although the terms of lease agreements are similar to our base agreements, we anticipate transitioning such leases into base agreements as their current lease terms expire.

Master Control Agreements; Sub-Control Agreements

Holdings has entered into and plans to continue to enter into master control and contribution agreements (“Control Agreements”) among Holdings, the owners of VB Property Companies, and the applicable VB Property Companies. Under a Control Agreement, (i) the VB Property Company will permit Holdings to elect to control and elect to occupy the applicable VictoryBase Properties, (ii) Holdings agrees to pay a monthly fee to the VB Property Company, and (iii) in situations where Holdings is not already the owner of the applicable VB Property Company, Holdings has the right to require the owner of the applicable VB Property Company to contribute its ownership of the VB Property Company to Holdings. We anticipate that the typical term for a Control Agreement will be one year, subject to automatic renewal on a month-to-month basis.

If Holdings exercises its right to require the owner of a VB Property Company to contribute its ownership of the VB Property Company to Holdings, (A) Holdings will issue units of membership interests of Holdings to the owner of the VB Property Company, and (B) the owner of the VB Property Company will be deemed to have made a capital contribution to Holdings in an amount equal to the excess, if any, of the fair market value of the VB Property Company, reduced by (i) any cash paid by Holdings to the owner of the VB Property Company as a return of the owner of the VB Property Company’s capital upon such contribution, and (ii) any debt assumed by Holdings in connection with such contribution. The fair market value of the VB Property Companies or the methodology for determining the fair market value of the VB Property Companies will be determined by (or based upon a valuation method established by) and mutually agreed upon by Holdings and the owner of the VB Property Company. We plan to value the illiquid assets held by the VB Property Companies at their cost for approximately the first three months following their acquisition by the applicable VB Property Company if their occupancy and cash flow rates remain substantially similar. After the first three months from acquisition, we plan to value such assets using information believed by us to be accurate and appropriate. There is no industry standard valuation method, making it possible for other analysts to arrive at different valuations. Our valuation methodology will not be audited and may not reflect the fair market value of such assets if they were able to be sold at auction or other public trading platform. Our asset valuations and calculations are subject to good faith assumptions and estimates determined by our management. As a result, our asset valuations may not accurately reflect the price we would achieve by liquidating such assets. In determining the fair market value of the VB Property Company and/or its assets, Holdings and the owner of the VB Property Company may consider the value of the applicable VictoryBase Properties, the VB Property Company’s rights and obligations under real estate acquisition agreements, real property, and/or other tangible or intangible assets (e.g., business plan, marketing materials, business data and research) to Holdings in exchange for cash and/or capital account credit in Holdings for these capital contributions equal to their fair market value as mutually agreed by Holdings and VBRE. VBRE may cause the VB Property Company to directly contribute such assets, or the owner of the VB Property Company may contribute its ownership of one or more VB Property Company. If Holdings acquires 100% of a VB Property Company or 100% of a VictoryBase Property held by a VB Property Company, and there is no applicable Holdings Tracking Units then outstanding, then we may choose to terminate the applicable Control Agreement because any payments made thereafter would be effectively being made by Holdings to itself.

For each VictoryBase Property that Holdings is able to elect to control and occupy under a Control Agreement, Holdings will in turn enter into a sub-control agreement with the Company. In exchange for a monthly fee, the sub-control agreement will give the Company the right to elect to control and occupy the applicable VictoryBase Property.

Under the terms of the Control Agreements the VB Property Companies will grant Holdings the right to elect to cause the VB Property Company to relinquish the operational control of any or all VictoryBase Properties to Holdings. Holdings, in turn, will grant the Company the right to elect to cause Holdings to relinquish operational control of VictoryBase Properties to the Company.

We plan to use proceeds of the Offering to make contributions to Holdings. Holdings plans to use such proceeds to acquire VictoryBase Properties and for general working capital.

Base Agreements

VB Property Companies will then enter into Base Agreements with our customers, unless Holdings elects to exercise its right to control the VictoryBase Property under the Control Agreement and the Company elects to exercise its right to control the VictoryBase Property under the Sub-Control Agreement, in which case the Base Agreements would be between the Company and the applicable resident. Each Base Agreement grants our customer the right to occupy an individual VictoryBase Property. The Base Agreement will provide for a monthly Base Payment from the customer to the applicable VB Property Company. The amount of the Base Payment will be an amount agreed to between the VB Property Company and the customer at the time the VB Property Company enters into the Base Agreement or a renewal of the Base Agreement and is expected to adjust with BAH rates. We will establish the Base Payment amount for each VictoryBase Property. To establish such suggested amount, we plan to use data-driven pricing models, supported by analysis from the local staff and BAH rates for each market. We plan to consider the following factors in establishing the amount of the Base Payment: (i) a competitive analysis of market rents, (ii) the size and age of the house, (iii) qualitative factors, such as neighborhood characteristics and access to quality schools, transportation and services, and (iv) whether or not the customer is or will become an EquityBase Investor.

Because we expect customers who are also stockholders to be better stewards of VictoryBase Properties and therefore lower our operating costs, we plan to offer lower Base Payment rates for EquityBase Investors. Upon qualification of this Offering by the SEC, we plan to offer a discount of up to $100 per off of our Base Payment rates for EquityBase Investors who purchase or commit to purchase at least five Shares per month during the term of the Base Agreement. The amount of such discount and the minimum commitment to purchase shares, if any, is subject to change from time to time based upon our evaluation of market conditions and our analysis of actual operating cost savings, if any, that we observe from EquityBase Investors. We plan to make the amount of any such discounts available to EquityBase Investors, as such discount may be increased, decreased, or eliminated from time to time, and then applicable minimum investment amount, available for review on our website. The amounts may differ between and among various VictoryBase Properties.

We anticipate acquiring information from the following sources to aid in our analysis:

●	BAH rates with publicly available data that goes back to 1998;

●	Market rental rates (which is a market competitor to the Base Payment amount), which may be available from Zillow, Zumper, Rents.com, Apartments.com and other websites

●	Schools information from GreatSchools.Org and other websites; and

●	Changes to our income or expenses after discounts or other incentives are offered or altered.

Company’s Investment in Holdings

From time to time the Company plans to contribute a portion of the funds invested in the Company into Holdings (and/or funds invested by other investors in this Offering) in exchange for additional Class B Units of Holdings. The per unit purchase price that the Company will pay Holdings for such Class B Units will be an amount equal to the fair market value as mutually agreed by the Company and Holdings at the time of such contribution. The per unit valuation applicable to the issuance of any Class B Units to the Company will be the same amount as any contemporaneous per unit valuation applicable to any issuance of Class A Units to owners of VB Property Companies in connection with the contribution of VB Property Companies to Holdings pursuant to a Control Agreement (or in connection with a conversion of Holding Tracking Units into Class A Units of Holdings).

Over time, the Company’s ownership of Holdings is expected to increase as a function of (i) investors’ investment in Shares of our Class A Common Stock and the Company’s subsequent contribution of a portion of the proceeds of the sale of Shares into Holdings in exchange for additional Class B Units of Holdings, and (ii) owners of the VB Property Companies’ exchange of Class A Units of Holdings for Class A Common Stock of the Company described below (or the conversion of Holding Tracking Units into Class A Units of Holdings).

Holdings’ acquisition of VB Property Companies and VictoryBase Properties

In addition to a portion of the net proceeds from the sale of Shares by the Company that are subsequently paid to Holdings via control fees or paid by the Company to Holdings under sub-control agreements, Holdings and/or one or more VB Property Companies may generate funds required to acquire and operate VictoryBase Properties by incurring indebtedness. One or more VB Property Companies may also raise capital by issuing preferred membership interests of such VB Property Company. Any such preferred membership interests of the VB Property Companies may have preferential rights to operating distributions, tax allocations, and liquidating distributions of the applicable VB Property Company.

For example, NY1 has issued preferred membership interest. NY1’s limited liability company agreement provides that distribution will be made to its members as follows:

(1)	Cash from operations of NY1 is to be distributed as follows:

(a)	First, to the preferred member until the preferred member has received a 6% return on its investment;

(b)	Second, 75% to the preferred member and 25% to the common member of NY1, until the preferred member has received a 7.5% return on investment; and

(c)	Thereafter, the remainder, if any, to the common member of NY1; and

(2)	Cash from capital transactions is to be distributed as follows:

(a)	First, to the preferred member until the preferred member has been returned the amount of its investment;

(b)	Second, 75% to the preferred member, and 25% to the common member of NY1, until the preferred member has received the amount of its investment plus a 7.5% internal rate of return on its investment; and

(c)	Thereafter, the remainder, if any, to the common member of NY1.

The preferred member of NY1 has no voting rights.

Holdings will use control fees paid by the Company, capital contributed by the Company, proceeds of loans from lenders, and cash from other sources to purchase VictoryBase Properties. We may have the VB Property Companies issue preferred membership interests to investors as a further source of capital for acquisition of VictoryBase Properties. Debt to fund the acquisition of VictoryBase Properties may be issued at the level of the VB Property Companies, Holdings, or the Company, and any and all such entities may guaranty such indebtedness.

Holdings or its subsidiaries may also acquire VictoryBase Properties by issuing one or more new or existing classes or series of membership interests of Holdings or one of its subsidiaries in exchange for such VictoryBase Properties. For example, in February 2023, Holdings issued 30,000 newly created Class C Units to VBRE in exchange for a $300,000 contribution from VBRE to Holdings. The Class C Units will be Holdings Tracking Units, tracking the value of NY1. Holdings then contributed such $300,000 to NY1. NY1 acquired approximately $7.9 million of residential real estate properties in Sackets Harbor, New York in exchange for (i) approximately $5.9 million in cash, plus (ii) the issuance of $2 million of preferred membership interests of NY1 to the prior owner of such real property. NY1 borrowed $5.9 million from a savings bank to finance the cash portion of the purchase price. NY1 incurred approximately $300,00 in closing costs in connection with this acquisition.

Exchange Rights; Tax Receivable Agreement

In accordance with the limited liability company agreement of Holdings, Class A Units of Holdings may be exchanged by holders of such Class A Units periodically for shares of the Company’s Class A Common Stock at a conversion rate that results in the holder of such Class A Units receiving in exchange for such forfeited Class A Units an amount of the Company’s Class A Common Stock with an indirect economic ownership interest in Holdings that is equal to the direct economic interest in Holdings that the exchanged Class A Units represented in the hands of such holder of Class A Units (each an “Exchange”). Upon any Exchange, (i) the Class A Units of Holdings that are subject to such Exchange will be forfeited to Holdings and no longer be “issued” units, and (ii) the holder of Class A Units will receive newly issued shares of Class A Common Stock of the Company.

By way of example, if at the time of an Exchange, (i) the Company had 5,000,000 shares of its Class A Common Stock issued and outstanding, and (ii) Holdings had (A) 8,000,000 Class B Units outstanding and held by the Company, and (B) 2,000,000 Class A Units outstanding and held by VBRE; and VBRE wished to exchange 1,000,000 Class A Units of Holdings for shares of Class A Common Stock of the Company, then the Company will issue an additional 555,556 shares of Class A Common Stock to VBRE upon such Exchange. This is calculated so that VBRE’s newly issued shares of Class A Common Stock represent the same interest of total shares of Class A Common Stock outstanding after the Exchange as their interest of total units of Holdings forfeited prior to the Exchange. In this example, VBRE is forfeiting 1,000,000 Class A Units of Holdings, which represent 10% of the 10,000,000 total units of Holdings outstanding. Therefore, the newly issued shares of Class A Common Stock must equal 10% of the sum of (1) existing shares of Class A Common Stock outstanding, plus (2) newly issued shares of Class A Common Stock. Algebraically, if we define “X” as the newly issued shares of Class A Common Stock for VBRE, then we would solve for “X” using the following equation: X / (5,000,000 + X) = 10%. When solved, “X” is equal to 555,556 newly issued shares.

In connection with the Exchange, Holdings plans to make the election under Internal Revenue Code of 1986, as amended (the “Code”) Section 754 which will result in a special tax basis adjustment when Class A Units of Holdings are exchanged for shares of Class A Common Stock of the Company in a taxable transaction. The Company and VBRE have entered into a tax receivable agreement, which may be joined by other future holders of Class A Units of Holdings. The tax receivable agreement requires the Company to pay 85% of any tax benefits resulting from the Code Section 754 tax basis adjustment when and as realized by us. A copy of the tax receivable agreement is attached as an exhibit to this Offering Circular.

Taxation

The Company will be taxed as a corporation for all U.S. federal and state tax laws. We believe that Holdings is properly treated as a partnership for federal income tax purposes. As a partnership, Holdings is not subject to U.S. federal income tax on its income. Instead, each of Holdings’ partners, including the Company, will be allocated, and may be required to pay tax with respect to, its share of Holdings’ income. As such, no provision for U.S. federal income taxes has been included for Holdings.

Principal Office; Website

Our principal executive office is located at 550 Reserve Street, Southlake, TX 76092. Our mailing address is P.O. Box 617, Roanoke, TX 76262. Our main telephone number is 469-694-2707. Our website address is www.victorybase.com. The information contained on our website is not part of or incorporated by reference in this report.

Our Business

General Overview

Our nation’s veterans and United States active duty military members willingly take an oath to defend our country at any cost. This act of selflessness often comes at great personal expense. Time away from home and family, as well as extended deployments to remote and dangerous areas of the world, are largely associated with military family sacrifice. However, often overlooked as a sacrifice, is the constant uprooting of military families to new duty locations based on the needs of the military. These regular moves, referred to as “Permanent Changes of Station” (PCS), may be one of the biggest financial sacrifices for our military members.

Home ownership is often regarded as the single largest investment in which an individual can build wealth. For U.S service members, however, the ability to earn value in home ownership is limited due to PCS orders that generally occur every three years. There is rarely enough time for a service member to realize material principal accumulation or home appreciation. Veterans Affairs loan fees, realtor fees, funding fees and all other fees associated with purchasing a home generally exceed any value appreciation that may have been enjoyed during such a short ownership period. Also, the potential of being forced to sell a home in a down market further increases the risk of home buying for a military member. In many cases, U.S. service members choose to live in substandard base housing or rent a home, completely eliminating the opportunity to gain value through home ownership.

For these reasons, we will seek to market our EquityBase Program as an alternative to home ownership or home rental models. Although, we will initially seek the military member as our primary target, our business model may be attractive to other populations who have difficulty finding affordable housing, have not accumulated enough savings for a down payment to purchase a home, or those required to move more frequently than the average homeowner. We are focused on developing new affordable housing and multi-family communities. Our acquisition plan will focus on new homes. Additionally, we can acquire previously owned homes, as well as multi-family units, and accomplish required renovations. By marketing our EquityBase Program, a customer who resides in a VictoryBase Property will have an opportunity to become a stockholder in the Company by entering into a subscription agreement with us. All investors share in the efficiency of our operations, and over time, may also share in the potential appreciation in value of the VictoryBase Properties.

Neither the Company nor Holdings are expected to directly own the VictoryBase Properties. We expect Holdings to acquire indirect ownership in a portion of the VictoryBase Properties by acquiring VB Property Companies over time (or having Holdings Tracking Units convert into Class A Units of Holdings) as outlined in this Offering Circular. The Company will acquire additional units of Holdings over time as outlined in this Offering Circular. Furthermore, your ability to participate in any appreciation of value of VictoryBase Properties is dependent upon the Company paying dividends, repurchasing your Shares, or providing investors with other liquidity options. We have no immediate plans to pay dividends, and we may never adopt a share repurchase program. The Shares are not currently listed on any stock exchanges or quoted on any quotation services, and we have no immediate plans to obtain such listing or quotation for our common stock.

To the extent Holdings acquires one or more of the VB Property Companies holding VictoryBase Properties under a Control Agreement, your interests in the Company may be diluted because the owner of such VB Property Companies (or the holder of Holdings Tracking Units tied to the value of such VB Property Companies) may be issued additional Class A Units of Holdings when the owner of such VB Property Companies contributes its ownership interests in such VB Property Companies to Holdings (or the holder of Holdings Tracking Units converts such units into Class A Units of Holdings). Such additional Class A Units of Holdings may then be exchanged for shares of our Class A Common Stock as described in this Offering Circular.

Marketing Strategy

We are making the Shares available for our customers for purchase in an effort to instill an “ownership mindset” in our customers, though which we will seek to align the interests of our customers our investors. As part of this effort, we intend to use the following terms and concepts in connection with our operations:

●	Base Agreement is an agreement between one of our customers and a VB Property Company that allows the customer to reside in a VictoryBase Property.

●	Base Payment is a monthly payment made by our customers to occupy VictoryBase Properties under the terms of a Base Agreement.

●	Equity Agreement is a marketing term that we use to describe our subscription agreement.

●	Equity Payment is a marketing term that we use to describe payments made to purchase shares of our stock under a subscription agreement.

●	EquityBase Agreement is a marketing term that we use to describe two separate agreements as one defined term. The two separate agreements are the Base Agreement and the subscription agreement. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above.

●	EquityBase Investor is a marketing term that we use to describe a person that purchases shares of our stock and is also a customer of ours currently or previously residing in a VictoryBase Property. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above.

●	EquityBase Payment is a marketing term that we use to describe two separate payments made by an EquityBase Investor as one aggregate amount. The two separate monthly payments are the Base Payment payable under a Base Agreement, plus the Equity Payment payable under a subscription agreement. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above.

●

EquityBase Program is a marketing term we give to our program that allows a person to elect to both reside in VictoryBase Properties and invest in shares of our stock. Regardless of whether a VictoryBase Property resident elects to enter into a subscription agreement or an investor elects to enter into a Base Agreement, in neither case would there be any change to the rights, privileges, or responsibilities of the customer under the Base Agreement or the rights, privileges, or responsibilities of the investor under the subscription agreement. We plan to offer discounted Base Payments to EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above.

By way of example, as part of our EquityBase Program, our customers would have an opportunity to become an investor and be labeled as an EquityBase Investors by agreeing to do both of the following:

(1)	occupy a VictoryBase Property by entering into (or having previously entered into) a Base Agreement and making monthly Base Payments; and

(2)	invest in shares of the Company by entering into a subscription agreement (which we may call an Equity Agreement) pursuant to which the investor would agree upfront to purchase a specified number of Shares each month by making monthly subscription payments.

●	Integrated Smart Home Technology or Smart Home Technology is a marketing term that we use to describe various levels of technology that will allow for us and/or our residents to monitor HVAC systems, provide security options, door lock options, or other technologies based on location and availability. Some of our homes may or may not have one or all of these types of systems.

●	Integrated Operating Platform is a marketing term that we use to describe a website or mobile application that includes technology allowing us and/or our residents to attempt to gain more efficiency in home operations or management.

●	VictoryBase Property is a residential real property, such as single-family homes, townhomes, multi-family units or other residential real property within our network available for potential occupancy by one of our customers.

●	Ownership Mindset or Ownership Mentality are marketing phrases we use to define the attitude or approach of an individual who takes responsibility for their home and feels a sense of ownership over their living situation and community.

●	Equity Ownership is a marketing term that we use to describe the ownership of shares in VictoryBase Corporation.

●	Traditional Home Ownership is a marketing term that we use to describe the practice of an individual or family owning a home and the land it is situated on, where they have exclusive rights to use, occupy, and modify the property as they see fit. The homeowner is responsible for maintaining the property and paying for expenses such as property taxes, utilities, and insurance. In most cases, the homeowner has taken out a mortgage to purchase the property and makes regular payments to the mortgage lender until the mortgage is paid off. The homeowner also has the ability to sell or transfer ownership of the property to another individual or entity. This type of home ownership is commonly practiced in many countries around the world and is often seen as a symbol of stability and financial security.

●	Pathway to Equity Ownership is a marketing phrase that we use to describe the ability for someone to become an equity owner in VictoryBase Corporation by purchasing shares of our Class A Common Stock through this Offering.

●	Invest in VictoryBase Equity is a marketing phrase that we use to define the act of investing money in the equity of VictoryBase Corporation by purchasing shares of our Class A Common Stock through this Offering.

●	The American Dream is a marketing phrase that we use to describe a belief that anyone, regardless of their background or social class, can achieve success and prosperity through hard work, education, and determination and is also closely associated with homeownership.

●	Build Equity is a marketing phrase that defines the process of a person increasing the amount of equity ownership they have over time by purchasing shares of Class A Common Stock in VictoryBase Corporation.

●	Build an Investment or Create an Investment are marketing phrases we use to define the act of investing money in shares of VictoryBase Corporation Class A Common Stock, with the goal of generating a return on the investment over time but also understanding that there is no guarantee of performance or return on their investment.

●	Own Corporate Equity is a marketing phrase we use to define the ownership of stock in VictoryBase Corporation, which represents a proportional ownership stake in VictoryBase Corporation.

●	Absentee Landlord is a marketing phrase we use to define a property owner who does not live on or near their property and manages the property from another location or hires a property manager or management company to handle the day-to-day operations.

●	Accidental Landlord is a marketing phrase we use to define a property owner who becomes a landlord by circumstance, often because they move to a different location or are unable to sell their property and choose to rent it out instead.

●	Resident Based Property Management is a marketing phrase we use to define a property management model where VictoryBase residents are responsible for managing many of the day-to-day operations of the property.

Target Resident

Service Members are Responsible, Disciplined and Accountable

We seek to initially focus business efforts in areas with a large military presence, with the U.S. service member as our primary target customer. We believe military members will see the potential appreciation in value in becoming an investor and a resident of VictoryBase Properties versus the traditional home rental or base housing option. Our target demographic within the military community is career-minded officers and senior enlisted non-commissioned officers. Such military members will likely have either a college degree and/or several years of professional military experience, we believe both of which require a high level of discipline and accountability. While all members of the military are required to maintain a standard of conduct while in uniform, career officers and senior enlisted non-commissioned officers are expected to maintain a high level of professionalism in the community while out of uniform as well.

We believe there is a natural and consequential level of accountability within the military. If a member of the armed forces were in financial trouble, threatening the ability to pay housing expenses, the chain of command (or Supervisor/Commander) is typically notified. The Commander has a responsibility to the service member to solicit help through professional financial counseling, and/or establishing a plan to help the service member regain control of their finances. Based upon our management’s observations, the military’s culture and system of including the chain of command’s involvement in a service member’s life, including financial matters outside of the military, is prevalent, commonplace, and generally reliable. Our executive team understands the U.S. Department of Defense policies and culture and expects that we can effectively engage military leadership to resolve issues before they become problematic.

Career service members tend to be good stewards of property and equipment due to their training within the service. We believe, service members’ ability to look after and care for a residential unit is far less complex than many of the tasks they have been professionally trained to do, thereby lowering the risk of misuse of the home’s structural features and appliances. Military members will be well equipped to share in the efficiency of operations.

Favorable Economics for Service Members

Service members receive a tax-free Basic Allowance for Housing (“BAH”) in addition to base military pay that is designed to cover housing expenses should a service member choose to live in off-base housing. This housing allowance is dependent on the rank of the service member, number of dependents, and zip code of the base at which they are stationed. BAH rates are updated yearly and based on the economics of off-base rentals in the community surrounding the base. We plan to target our residential units’ Base Payment on the applicable markets’ BAH. BAH rates also have a protection clause. If the annual change in housing allowance decreases while a service member is stationed at a particular duty station, they will receive the higher amount as long as they remain at that station. Therefore, despite any potential lowered BAH, existing Base Agreements with our customers, will not place downside market pressure on VictoryBase revenue as it relates to Base Agreement renewals. Conversely, if BAH rates increase, we will raise Base Payments in conjunction with the rising rents in the market.

We expect our service member customers will make Base Payments equal to approximately 22% to 32% of their household gross income, which is more favorable than a similar percentage of rent-to-gross income for civilians. This percentage difference likely exists because of lower healthcare costs and less student debt for military members. Because healthcare costs are considered a benefit of military service, most service members experience limited to no out-of-pocket healthcare expenses. Furthermore, most service members are not burdened with student debt due to various military programs designed to pay off existing loans or cover higher education costs. In addition to those benefits, access to base facilities, such as gymnasiums, commissaries, and entertainment facilities exist which further lower out-of-pocket expenses for service members and their families.

Market Selection for VictoryBase Properties

Our long-term strategy is to have a presence near many major military installations nationwide, creating a diversified network of residential units that service members can live in over the span of their predictably transient career with the Armed Forces. Furthermore, we will seek markets where the threat of Base Realignment and Closure (BRAC) is reasonably minimal including infrastructure-heavy locations that cannot be easily replaced, bases with large military operating areas and firing range facilities, bases that have already been realigned in the recent past (and therefore less likely to be closed in the near future), and those with strong geo-political connections to their surrounding markets.

A key tenet of our plan of creating an effective network of residential units is to provide VictoryBase Properties in locations along the predictable career paths for our military personnel, so they may continue to invest and live in VictoryBase Properties, regardless of where they are stationed. The major service branches of the Army, Navy, Air Force, Marines, and Coast Guard all have independent and joint military bases. Service members are generally stationed at each duty assignment for three years. Naturally, a career Army Soldier will predictably go from one Army base to another Army base, while an Airman will predictably go from one Air Force base to another Air Force base. Although there are exceptions, the vast majority of Permanent Changes of Station (PCS) follow a series of predictable paths. As such, the network of communities is most effective when it aligns with a specific branch that maps to the career path of the military member. Our foray into creating such a network will revolve around air bases, while our long-term strategy is to have a presence with each of the services and each career type.

Initially, we plan to invest near air bases for the following reasons:

●	There are many air bases that are in high population-growth areas in the country, such as San Antonio, Texas, the Florida panhandle, Denver, Colorado, and Colorado Spring, Colorado, among others that already provide for favorable residential real estate investment fundamentals;

●	Air Force, Navy and Marine pilot deployments are generally shorter than ground based Army units at 3-6 months as compared to the Army’s 12 month deployment. Because service members are protected by the Servicemembers Civil Relief Act, they have the right to terminate a residential lease if they receive military orders to deploy or move to a new base. We intend to honor the responsibilities of a landlord under the Servicemembers Civil Relief Act as if such agreements were leases. Shorter deployment timeframes naturally lead to fewer lease terminations, thus fewer Base Agreement terminations, as Airmen are more likely to retain the residential unit to return to after deployment. We believe Army soldiers, who deploy for longer periods of time, would have a higher tendency to terminate a Base Agreement;

●	Air bases tend to be infrastructure-heavy as they have specific requirements for airfields, hangars, equipment, airspace, etc. For this reason, we believe air bases are less likely to be moved or closed due to the cost of relocation;

●	We believe pilots and aircrew personnel are more likely to have a college degree or some college than any of the other branches; and

●	Military pilots receive extra financial incentives to fly for the military which increases their overall compensation. For example, under Marine Administrative Message (MARADMIN) 514/20, the US Marines offer up to $210,000 to pilots that commit to remain in the service for an additional 72 months. This provides additional compensation to the pilot of nearly $3,000 per month. Additionally, aircrew receive $1,800-$3,000 annually of Hazardous Duty Pay.

Operational Overview

VB Property Companies will enter into Base Agreements with our customers for the customer’s use of VictoryBase Properties. Holdings will have the right to elect to take operational control of VictoryBase Properties through Control Agreements. The Company will have the right to elect to take operational control of VictoryBase Properties from Holdings through Sub-Control Agreements. Our VictoryBase Properties will be managed by Holdings through its proprietary technology platform that is connected with external platforms. Holdings may also engage external property management companies, which may be an affiliate of ours or a third-party management company. Our property manager may also elect to subcontract property management duties to one or more other external property management companies.

Marketing our “EquityBase Program” is the means by which our investors may purchase shares of the Company and thereby share indirectly in the potential growth in value of our portfolio of VictoryBase Properties. We plan to have the VB Property Companies collect Base Payments, while the operate VictoryBase Properties and establish a large-scale model for the investor to potentially gain value over time. We plan to have VB Property Companies enter into Base Agreements and have the Company accept subscription agreements.

We call the agreement between VB Property Company and our customers whereby our customers may occupy VictoryBase Properties the Base Agreement. The Base Agreement will include terms for our customers and their family to reside in the VictoryBase Property. The amount of the Base Payment for each home will vary based on the local real estate market for each home or multi-family unit, among other factors.

We believe our business model will establish us as a market leader for EquityBase Programs for the single-family home and multi-family housing industry that will provide investors the opportunity to gain value as corporate stockholders. We intend to create a geographically diversified portfolio of high-quality, single-family homes and multi-family units to establish “VictoryBase” and “EquityBase” into nationally recognized marketing brands. We believe the brands will be known for quality, value, customer satisfaction, investor value and will garner respect in our communities. Our investments may be made directly or through investment vehicles with third-party investors.

Through our relationship with VBRE, we are creating an integrated operating platform that consists of various off-the-shelf IT solutions for property management. We will use this platform, along with personnel who are dedicated to property management, acquisitions, development, marketing, leasing, financial and administrative functions. We are also developing an on-site management network using some of the customers within the communities we serve. We plan to appoint one or more of our customers as a representative for each of the communities.

During the acquisition process, through Holding’s issuance of Holdings Tracking Units and other means, third parties, such as VBRE, are expected to assume the risk of land acquisition, entitlement risk, development risk, construction risk, funding risks, occupancy risk (finding residents to sign Base Agreements), among many other risks associated with “stabilizing” a property until the applicable VictoryBase Properties ceased to be Value Add. We generally consider a group of properties as “stabilized” when such properties have achieved an occupancy rate of at least 80% for a period of not less than 90 days, and at least 80% of the properties in the development in which such properties are located are complete or the residential home is deemed sufficiently complete to the point where it can be used for its intended purpose. We generally consider a property to be Value Add when we believe such property has net operating income that we can improve over time by implementing efficient management procedures and/or capital improvement programs. Generally, we consider a VictoryBase Property to no longer be “Value Add” when the efficient management procedures and/or capital improvement programs have been implemented and the net operating income has increased and is stabilized. VB Property Companies may or may not enter into debt agreements and preferred equity agreements with lenders and investors. The terms of the preferred equity have not been negotiated, except with regard to NY1. The terms of the preferred equity of NY1 are summarized on page 29 of this Offering Circular. Third parties, such as VBRE, will manage the capitalization of the VB Property Companies prior to Holdings determining if Holdings will require VBRE to contribute the VB Property Companies. The Control Agreement allows the Company and Holdings to have a pathway to avoid pre-stabilization risk by requiring VBRE to contribute the stabilized property to Holdings when such properties have ceased to be Value Add. Prior to requiring VBRE to contribute its ownership of VB Property Companies to Holdings, Holdings and the Company, in its capacity as manager of Holdings, shall conduct its due diligence on the property. The Company plans to evaluate the occupancy rate, military vs civilian occupancy ratio, terms of the short or permanent debt and other factors, including the terms of any preferred equity that would exit or remain in the deal.

Beaufort, South Carolina

In January 2023, Holdings exercised its right under the Control Agreement among Holdings, VBRE, and SC1 to require VBRE to contribute all of the membership interests in SC1 to Holdings. In connection with such contribution, Holdings issued 715,065 Class A Units of Holdings to VBRE, and Holdings assumed approximately $7,900,000 of debt from SC1. Upon such contribution, the Control Agreement terminated by mutual agreement of the parties. SC1 holds 48 homes in a single community located in Beaufort County, South Carolina, all of which are VictoryBase Properties. We have begun implementing “Integrated Smart Home Technology” in our Beaufort, South Carolina VictoryBase Properties. This permits technology driven “self-guided” showings and one-on-one showings with current customers residing in VictoryBase Properties.

As of April 26, 2023, SC1 is a party to 48 active Base Agreements. The terms of these Base Agreements are generally 12 months. The Base Agreement payments range from approximately $1,975 per month to $2,500 per month. The average amount of the Base Payment in these Base Agreements is approximately $2,250 per month per home.

Because SC1 was owned by VBRE as of December 31, 2021, and VBRE was a controlling shareholder of the Company as of December 31, 2021, the assets, liabilities, revenue and expenses of SC1 are already reflected in our audited financial statements as of December 31, 2021 set forth in this Offering Circular.

Sackets Harbor, New York

In October 2022, we formed NY1 as a subsidiary of Holdings. In February 2023, NY1 acquired 50 apartment homes in a single community in Sackets Harbor, New York, each of which is now a VictoryBase Property. The purchase price for such homes was approximately $7.9 million.

To fund NY1’s acquisition of such 50 VictoryBase Properties, VBRE purchased 30,000 Class C Units of Holdings in exchange for $300,000. Next, Holdings contributed $300,000 into NY1. In exchange for the conveyance of the VictoryBase Properties in Sackets Harbor, New York to NY1, NY1 (i) paid the seller $5,900,000 in cash, and (ii) issued to the seller $2,000,000 preferred membership interests of NY1. NY1 borrowed approximately $5,900,000 from a local savings bank to fund the cash portion of this acquisition. There are currently 50 leases ranging from $1250 to $1275 per month with the average lease rate between those amounts. Most leases are for 12 months with expiration throughout the year. In the future, we expect residents will enter into Base Agreements at a rate of $1400 to $1600.

Based upon financial information provided to the Company by the seller of the VictoryBase Properties acquired by NY1, historic and pro forma unaudited financial statements of such VictoryBase Properties are set forth beginning on page 72 of this Offering Circular.

VictoryBase Model Difference

Our business model is designed to allow for career military members (and other customers) to have the potential to indirectly share in a portion of the potential growth in the value of our portfolio of residential properties by being responsible stewards and holding every customer accountable.

The following factors distinguish our business model from traditional rental models:

●	Once complete, the property management platform being developed by VBRE, will guide our customers to execute the majority of move-in/move-out transactions on their own. This model is similar to short-term rental models, such as Airbnb, VRBO, etc., where a traveler can spend a short period of time in another owner’s house without ever having to personally interact with the owner except on a web or mobile platform. We will only be involved to verify the prospective Base Agreement, the Base Payment amount, other key terms, all of which is confirmed remotely and signed electronically on our website or through our mobile application;

●	We permit our customers (and other investors) to purchase shares of the Company’s Class A Common Stock. Because our customers may also be investors, we believe this will serve as an additional incentive to enhance the likelihood of a smooth transaction; and

●	To establish our maintenance model, we will receive comprehensive warranty programs from our builder partners, as well as establish contractual relationships with third party service providers to perform the day-to-day maintenance needs of the homes in our communities. Using our website or mobile application, our customers will communicate maintenance needs at their home via photo upload and/or written description. Pre-arranged third-party contractors will receive that information and schedule servicing directly with the customer.

Property Management Platform

Resident-Based Property Management

Our customers are guided through the process to perform basic level property management tasks that would normally be done by a property management employee. We call this resident-based property management. Every month they self-report the completion of the scheduled tasks through our mobile app. This strategy benefits from the capable and well-trained members of the armed forces caring for the home in which they live. Our customers will complete tasks around the home and answer questions about their occupancy such as “Have you received orders to change duty stations?”

We plan to ask our customers to be responsible for the following basic management tasks:

●	Landscaping tasks such as lawn mowing and trimming shrubs;

●	Basic preventative maintenance like changing filters, replacing fire detector batteries, etc.;

●	Resident turnover functions (coordinating paint/touch-up/clean); and

●	Re-listing functions by uploading current photos of the home, and scheduling showings with prospective customers.

On-site Property Management led by Military Spouses that Live in the Community

In conjunction with the development of our on-site management network using some of our customers, in select markets, we may also hire and train a military spouse that lives in the community to become the on-site property manager. The benefits of hiring a military spouse are abundant, including the following[1]:

●	Military spouses are more likely to be unemployed due to frequent relocation;

●	Military spouses are about 35% more likely to have a college degree than a civilian counterpart;

●	Military spouses are more likely to have some college than a civilian counterpart;

●	We believe our customers that are also our investors will have an owner’s mindset because they are part owners of the company that indirectly has ownership interests in the community in which they live;

●	The community benefits from near 24/7 on-site management; and

●	Military spouses can continue to work with us as their active-duty spouses are reassigned to other bases in our network

We plan for these military spouses to be our “boots on the ground” who oversee the day-to-day property management tasks required of customers at the community in which they live. We plan to ask our property managers to report basic metrics up to our headquarters as well as coordinate and manage more complex property management tasks as required.

Move-in and Move-out Procedures

Service members normally receive orders to report to a new duty station 4-6 months prior to moving. Once the service member receives the orders, the service member should have access to our mobile application to conduct a search for a home at the new duty station. Provided this app is available, this search will allow our customers to find and review VictoryBase Properties, take a virtual tour, view pictures, study the floor models, view the local schools, determine the commute to the base, and much more. Our customers will be able to contact the current residents living in the homes of interest to ask questions about the home, neighborhood, military base, etc. If the service member elects to travel to the new duty station, they can make appointments with the existing residents currently living in the VictoryBase Property. If the home is new and not yet occupied, the VictoryBase mobile app should allow our customers to access the home on their own. Once the service member finds a home they like, they will coordinate the move-in date based on the existing resident’s move-out date. We plan to create an incentive for our customers to have fewer unoccupied days (non-revenue days). Our customer moving in and the customer moving out will sign the move in/out agreement with digital signatures on the VictoryBase mobile app. The new customer will sign a Base Agreement also using our mobile app. The outgoing customer will execute a check-out procedure on the VictoryBase app, including pictures (if required). We plan to ask the incoming customer to accept the home and complete a check-in procedure. If there are any problems, we expect the customers to resolve the issue with a resolution procedure that will be created over time based on common issues and the appropriate resolution. If the customers cannot resolve the issue, our property manager will step in and seek to resolve the issue. When it is time to move again, the service member will re-list the home as available on the VictoryBase mobile app and the process will start over.

[1]	The statistical information in the following bullet points is based upon information and statistics regarding military spouses compiled by the Syracuse University Institute for Veterans and Military Families, the White House, and/or the Unites States Chamber of Commerce Foundation.

Non-Correlated to the Regular Market Forces

Our niche model of providing homes primarily for military service members grants investors exposure to residential investment property indirectly supported by the United States federal government, which is required to maintain military forces. For instance, during a recession, a service member is less likely than a civilian counterpart to lose employment because the Department of Defense does not generally draw down the number of people in the Armed Forces during such times. As such, this stable level of employment for military members, which the civilian population may not enjoy, reduces our risk of non-payment. Military members will likely have greater job security regardless of economic conditions. Additionally, during poor economic times, the BAH rate generally increases and therefore increases the revenue we collect through the Base Agreements.

Flexibility of Asset Sales and Recapitalization

We are planning to develop most of our communities in separate but contiguous parcels to provide maximum flexibility within our assets during the tenure of ownership. By structuring our communities this way, we can continue to hold them and recapitalize them in conjunction with market dynamics, sell the homes individually to homebuyers, or sell the communities we build to investors in part or in whole. We can also acquire homes in a noncontiguous area based on current economics of a particular market.

Our Business and Growth Strategies

We are seeking to market our EquityBase Program as an alternative to home ownership or home rental models. The marketing for the EquityBase Program focuses on encouraging our customers to become investors and thus be stockholders in the Company by entering into subscription agreements. The investor then shares in the efficiency of operations and, over time, the potential appreciation in value of the VictoryBase Properties. We anticipate encouraging our customers to invest at least $100 per month in the Offering.

We believe we can achieve this objective with the following strategies:

●	Secure early-mover advantage and position us as a dominant EquityBase Program provider of VictoryBase Properties.

Historically, the majority of the single-family home rental market has been fragmented, comprised primarily of private and individual property investors in local markets. While some of the owners offered rent to own options, the ability to own an entire portfolio has not been common. Prior to the 2008 housing crisis, there were few large-scale, national market owners/operators primarily due to the challenge of efficiently scaling the acquisition and management of many individual homes and none of these, to our knowledge, have an extensive ownership pathway. With an opportunity to acquire homes at attractive prices, we intend to leverage and market the EquityBase Program model to rapidly build an institutional quality, professionally managed business. We believe that being one of the first in our industry to offer the VictoryBase Properties on a large scale will provide us the “early-mover” advantage to continue aggregating a large, geographically diversified portfolio of high-quality VictoryBase Properties at prices that provide attractive potential yields and capital appreciation.

●	Employ a disciplined property acquisition process.

We are focused on acquiring VictoryBase Properties with a number of key property characteristics, including: (i) locations close to major military instillations; (ii) locations that provide quality school and educational opportunities for the our customers’ entire family; (iii) quality that exceeds current on-base housing options; (iv) affordable housing options that align with the government’s Basic Allowance for Housing (“BAH”) that is provided to U.S. service members; and (v) homes in “secondary” markets that meet the criteria outlined in (ii) and (iii) above and are located in growing communities with a perceived demand for our customers to also be investors in the Company. We plan to target areas with large military populations, well-regarded school districts (or school choice) and access to desirable lifestyle activities and amenities. We believe that homes in these areas will attract customers that desire ownership pathways while retaining the ability to have low down payments and the ability to easily transfer to new locations. We plan to target areas where the military members move frequently and provide them with the option to move from one VictoryBase Property to another VictoryBase Property. We may alter the criteria above if we believe the acquisitions or alteration will benefit us. We will continue to refine our process to build and acquire high quality single-family homes and multi-family units.

●	Assemble a geographically diversified portfolio.

We plan to monitor and manage the diversification of our VictoryBase Properties in order to minimize risks associated with adverse developments affecting a particular market. We currently are focusing on acquiring single-family homes in selected sub-markets of metropolitan statistical areas within the United States, with an emphasis on achieving critical mass within each target markets near military instillations. We plan to continually evaluate potential new markets where we may invest and establish operations as opportunities emerge. We plan to select our markets based on a large military population, anticipated population growth and strong demand, providing for attractive potential yields and capital appreciation. In addition, if we are unable to gain desired critical mass within a market to operate efficiently, then we may pursue ways to exit those markets in a manner designed to maximize stockholder value.

●	Efficiently manage and operate properties.

We plan to encourage our customers to become investors because investors will be aligned with our goals to efficiently operate VictoryBase Properties. The lower our operating costs are, the more long-term value the investors will realize. We intend to (i) minimize home maintenance costs by requiring the home builder to provide warranties on the homes, where possible, and requiring our customers to perform routine preventive maintenance tasks, (ii) reduce labor costs associated with property management by electing our customers as on-site property management, and (iii) reduce realtor fees and other fees associated with turnover by requiring our customers to list, show, and ensure the transition from one of our customers to another is seamless. In addition to increased efficiency at the VictoryBase Properties, our corporate level management can centralize many functions, including management, accounting, legal, marketing and other services. These centralized services allow us to provide all markets with the benefits of these functions without the burden of those costs separately in every market. We also plan, in conjunction with our property management company, to seek to negotiate favorable terms on services and products with many of our contractors and vendors, including national contractors and vendors. Additionally, we may be able to negotiate reduced property taxes for homes occupied by active service members and service-disabled veterans. We believe our investments in technology to manage the properties will lead to efficiently managing a large number of relatively low-cost properties. Having our customers participate in managing the VictoryBase Properties will provide efficiency at each home and we will realize additional efficiency with significant economies of scale and standardize brand consistency.

●	Establish a nationally recognized brand.

Our goal is to be the first company that comes to mind when a person wants the flexibly of a rental home with the ability to participate in a portion of the value of home ownership. To our knowledge, there is no other option that is nationally marketed that offers the value and flexibility we plan to establish by marketing the EquityBase Program. We strive to establish “VictoryBase” and “EquityBase” as nationally recognized brands. We believe that establishing a brand well-known for quality, value and our customer satisfaction will help attract and retain customers with superior interest in creating more value for the entire EquityBase Program. We believe that creating brand awareness will facilitate the growth and success of our company.

●	Optimize capital structure.

We may use leverage to increase potential returns to our stockholders. Additionally, we may have the opportunity to issue and sell fair yield producing preferred membership interests of our VB Property Companies which might provide an attractive source of equity capital. We may also obtain capital through the use of unsecured credit facilities, the issuance of unsecured senior notes, and through asset-backed transactions. We may also participate in investment vehicles with third-party investors as an alternative source of equity to grow our business.

Our Business Activities

●        Property Acquisition. We are refining our acquisition processes to deploy capital across acquisition channels and in multiple markets. Our acquisition process begins with an analysis of housing markets. We intend to select target markets based on a large military population, anticipated population growth, and strong demand, providing for attractive potential yields and capital appreciation. If we are unable to gain desired critical mass within a market to operate efficiently, then we may pursue ways to exit those markets in a manner designed to maximize stockholder value. We anticipate that most of our acquisitions will be made in a manner similar to our acquisition of the VictoryBase Properties held by NY1. Specifically, for each acquisition, Holdings is expected to form new VB Property Company that is expected to purchase properties or contract to acquire future VictoryBase Properties. Holdings is expected to issue Holdings Tracking Units to one or more investors who will contribute funds to Holdings. Holdings is then expected to contribute such funds to the newly created VB Property Company to finance part or all of the acquisition. The applicable Holdings Tracking Units are later expected to be convert into Class A Units of Holdings after the applicable VictoryBase Property have ceased to be Value Add. We plan to target a variety of acquisition channels, including broker sales and portfolio (bulk) sales, acquire “built for rent” properties through third party developers and develop properties through its internal construction teaming program.

●      Property Management. In collaboration, we plan to develop an extensive property management infrastructure, with modern systems, dedicated personnel, and local customers performing management functions.

●       Marketing and Base Agreements. We will establish Base Payment rates, marketing and signing of the Base Agreements (including screening prospective customers) and collecting and processing Base Payments. We will establish Base Payment rates centrally, using data-driven pricing models, supported by analysis from the local staff and BAH rates for each market. We plan to consider the following factors in establishing the Base Payment rates: (i) a competitive analysis of market rents, (ii) the size and age of the house, (iii) qualitative factors, such as neighborhood characteristics and access to quality schools, transportation and services, and (iv) whether or not the customer is or will become an EquityBase Investor. Because we expect customers who are also stockholder to be better stewards of VictoryBase Properties and therefore lower our operating costs, we plan to offer lower Base Payment rates for EquityBase Investors that meet the criteria that we might establish from time to time. See “Potential Future Discount Program” under “Plan of Distribution” above. We expect to advertise the available properties through multiple channels, including our website, online marketplaces, government housing offices, direct advertising to military members and other methods. We intend to show the VictoryBase Properties using technology driven “self-guided” showings and one-on-one showings with the current customer that is residing in the VictoryBase Property. We plan to permit prospective customers to submit an application through our website or mobile app. We plan to evaluate prospective customers in a standardized manner. Our application and evaluation process may include obtaining appropriate identification, their military record and rank (if applicable), an evaluation of credit and household income, a review of the applicant’s rental history, a review of the applicants Base Payment history, and a background check for criminal activity, among other possible screening criteria. We intend to create a ranking system based on the customer’s performance while residing in current and previous VictoryBase Properties. Although we plan to generally require a minimum household credit score and income to Base Payment ratio, we may take other factors into consideration during the evaluation process, including an emphasis on Base Payment history and previous ratings in other VictoryBase Properties. We plan to collect all of the Base Payments electronically via military allotments, Automated Clearing House transfer or direct debit to the customers’ checking account via a secure portal on our website or our mobile app. An auto-pay feature will be offered to facilitate Base Payments. Customers who do not pay the Base Payments by the late payment date (typically within five calendar days of the due date) will receive notification and are assessed a late fee. If the customer is a U.S. service member, our staff may coordinate with the U.S. service members Commanding Officer to arrange payment. Eviction will generally be a last resort, and the eviction process will be managed in compliance with local and state regulations. The eviction process will be documented through a property management system with all correspondence and documentation stored electronically.

●        Property Maintenance and Property Warranty. We will seek to negotiate extended warranty terms on newly constructed VictoryBase Properties. We expect such warranties will cover 100% of the home warranty and maintenance items for a minimum of the first year. Negotiations among us, VBRE and the home builder may establish warranty items beyond one year. Preventative maintenance is to be performed by our customers occupying the property and assisted/supervised by our onsite military spouse performing management duties. Examples of preventative maintenance include changing air filters and replacing smoke detector batteries. Reactive maintenance problems will be submitted to the corporate maintenance reporting platform, telephone or email. Our onsite military spouse performing management duties will also be informed. We will offer a 24/7 emergency line to handle after hours issues.

●        Information Technology Systems. We believe that effective information technology systems are essential components of our process. VBRE is making significant investments in our information technology systems. The systems will be designed to be scalable to accommodate continued growth. Our website will be fully integrated into our customer accounting and VictoryBase Property residence system. From the website, which will be accessible from mobile devices, and our mobile app, our prospective customers can browse properties, request additional information, and schedule a showing. We will engage a search engine optimization firm to seek to ensure we place high in search engine lists and will continue to monitor our placement on search engines. In addition, sponsored key words can be purchased in selected markets as needed.

●        Risk Management. We face various forms of risk in our business ranging from broad economic, housing market and interest rate risks, to more specific factors, such as credit risk related to our customers, base closures, acts of God and war, including without limitation those risk factors identified beginning on page 3 of this Offering Circular. We believe that the systems and processes developed by our executive team allow us to monitor, manage and ultimately navigate these risks.

●        Insurance. We plan to maintain property, liability and corporate level insurance coverage related to our business, including crime and fidelity, property management errors and omissions, trustees’ and officers’ errors and omissions, cyber liability, employment practice liability and workers’ compensation. We believe the policy specifications and insured limits under our insurance program will be appropriate and adequate for our business and properties given the relative risk of loss, the cost of the coverage and industry practice.

●        Competition. We face competition from different sources in each of our two primary activities: acquiring properties and securing customers that will live in our homes. Our primary competitors in acquiring portfolios include large and small private equity investors, public and private REITs, and other sizeable private institutional investors. These same competitors may also compete with us for customers. Competition may increase the prices for properties that we would like to purchase, reduce the amount of the Base Payment we may charge at our properties, reduce the occupancy of our portfolio and adversely impact our ability to achieve attractive yields. However, we believe that our acquisition platform, our property management infrastructure, and market knowledge in military markets that meet our selection criteria provide us with competitive advantages.

●        Regulation. VictoryBase Properties are subject to various covenants, laws and ordinances, and certain of our properties are also subject to the rules of the various homeowners’ associations where such properties are located. We believe that we will be in material compliance with such covenants, laws, ordinances and rules, and we also require that our customers agree to comply with such covenants, laws, ordinances and rules in their Base Agreement with us.

●        Fair Housing Act. The Fair Housing Act (“FHA”) and its state law counterparts, and the regulations promulgated by the U.S. Department of Housing and Urban Development (“HUD”) and various state agencies, prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under the age of 18), handicap or, in some states, financial capability. We believe that our properties are in substantial compliance with the FHA and other regulations.

●        Environmental Matters. As a current or prior owner of real estate, we are subject to various federal, state and local environmental laws, regulations and ordinances, and we could be liable to third parties as a result of environmental contamination or noncompliance at our properties, even if we no longer own such properties. See “Risk Factors—Risks Related to Our Business” Environmentally hazardous conditions may adversely affect our financial condition, cash flows and operating results.

Rights to Exchange Class A Units of Holdings for our Class A Common Stock

Each holder of Class A Units of Holdings, from time to time, may exchange all or a portion of its Class A Units in Holdings for newly issued shares of Class A Common Stock of the Company on a basis such that the indirect ownership of Holdings represented by such newly issued Class A common stock is equal to the reduction in direct percentage ownership of Holdings represented by the exchanged Class A Units. In addition, the holder of Class C Units of Holdings has the right to convert such Class C Units into Class A Units under certain circumstances. Such Class A Units will likewise be exchangeable for Class A Common Stock of the Company.

Tax Receivable Agreement

Holdings will make the election under Internal Revenue Code Section 754 which will result in a special tax basis adjustment when Class A Units of Holdings are exchanged for shares of Class A Common Stock of the Company in a taxable transaction. The Company and VBRE have entered into a tax receivable agreement which will require us to pay to VBRE 85% of any tax benefits resulting from the Code Section 754 tax basis adjustment when and as realized by us. Future holders of Class A Units of Holdings may join the tax receivables agreement.

Results of Operations; Liquidity and Capital Resources

The bulk of our activities from our inception on August 13, 2020, until June 1, 2021, related to the acquisition of VictoryBase Properties and the development, management, and promotion of the EquityBase Program. On June 1, 2021, we entered into a Control Agreement among Holdings, SC1 and VBRE, pursuant to which VBRE granted Holdings control of certain properties owned by SC1 in South Carolina. On January 1, 2023, we exercised our right under the Control Agreement to cause VBRE to contribute all of its membership interests in SC1 into Holdings, thereby giving us indirect equity interests in 48 VictoryBase Properties in Beaufort, South Carolina. In February 2023, NY1 acquired 50 VictoryBase Properties in Sackets Harbor, New York. We have limited liquidity and capital resources, and we will require additional funding, including funding from this Offering, in order to implement our business plan.

Plan of Operations

The Company only recently begun receiving revenue from operations. To date, VBRE and/or its affiliates have advanced funds to assist the Company with our startup expenses. We anticipate that VBRE and/or its affiliates will continue to advance funds to the Company to meet our cash requirements in the short term. We anticipate using proceeds of the Offering to repay such advances and meet our operational cash requirements over the next twelve months. We expect the Company’s cash needs to be relatively modest because our corporate structure described above allows much of the risk associated with acquiring and developing properties to be borne by VBRE and other third parties expected to purchase Holdings Tracking Units. The Company’s cash needs relate primarily to legal and accounting expenses and making monthly payments to Holdings under the Sub-Control Agreement described below. The Company will not incur monthly expenses under the Sub-Control Agreement unless and until it is ready to accept residents in the applicable VictoryBase Properties.

Most of the operational expenses of our enterprise as a whole, such as general and administrative expenses and expenses of operating the VictoryBase Properties, will be borne by Holdings and the VB Property Companies. As with the Company, we anticipate that over the short term VBRE and/or one of its affiliates will advance funds necessary to meet Holdings’ short term cash requirements. We anticipate that the Company will contribute a portion of the proceeds of the Offering to repay such advances and meet Holdings’ operational cash requirements over the next twelve months. Holdings will not incur monthly expenses under the Control Agreement unless and until the Company is ready to accept residents in the applicable VictoryBase Properties. VBRE plans to acquire and develop the VictoryBase Properties. And we may acquire VictoryBase Properties from sources other than VBRE.

We consider a group of VictoryBase Properties to be “stabilized” when such properties have achieved an occupancy rate of at least 80% for a period of not less than 90 days, and at least 80% of the properties in the development in which such properties are located are complete or the residential home is deemed sufficiently complete to the point where it can be used for its intended purpose. Holdings has exercised its option to cause VBRE to contribute its membership interests in SC1 into Holdings.

We consider a VictoryBase Property to be “Value Add” when we believe that such VictoryBase Property has net operating income that we can improve over time by implementing efficient management procedures and/or capital improvement programs. Generally, we consider a VictoryBase Property to no longer be “Value Add” when the efficient management procedures and/or capital improvement programs have been implemented and the net operating income has increased and is stabilized. After property stabilization and contribution, the operating expenses such as the costs of running and maintaining the VictoryBase Properties, including insurance premiums, management fees, legal fees, community utilities, property taxes, repair costs, and trash fees will be funded by the monthly Base Payments of our customers. A substantial portion of such Base Payments will be used by VB Property Companies to pay operating expenses of the applicable VictoryBase Properties. Such Base Payments may be supplemented by monthly control fees paid by Holdings. Holdings will fund such control fees by monthly sub-control fees paid by the Company under the Sub-Control Agreements.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Additional Company Matters

We have not filed for bankruptcy protection nor have we ever been involved in receivership or similar proceedings.

Legal Proceedings

We are not presently involved in any other legal proceedings material to our business or financial condition. We do not anticipate any material reclassification, merger, consolidation in the next 12 months. We expect to purchase or otherwise acquire a significant amount of assets outside of the ordinary course of business, specifically, additional VictoryBase Properties and/or VB Property Companies that will own VictoryBase Properties, in the next 12 months.

DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

As of April 26, 2023, we had no full-time employees who was not an executive officer of the Company.

Our directors and executive officers as of April 26, 2023 are as follows:

Name	Position	Age	Term of Office	Approximate hours per week for part-time employees
Thomas Paquin	Chief Executive Officer, President, Secretary and Director	51	Since formation on August 13, 2020	N/A
John Sharkey	Chief Operating Officer	41	March 1, 2021	N/A

Name and Title(s) of each Director and Executive Officer

Thomas Paquin is our founder, Chief Executive Officer, President, Secretary and director. During the past five (5) years, Mr. Paquin has been the CEO of VictoryBase Corporation; President of VictoryBase RE, LLC; President and Managing Member of Victory Diesel, LLC, and its subsidiaries; and the Managing Member of Victory Aviation, LLC. Prior to his business career, Tom served as a US Marine Corps F/A-18 pilot and participated in combat operations around the world.

John Sharkey has been our Chief Operating Officer since March, 2021. From November 2019 through March, 2021, he was our Vice President of Operations and Vice President of VictoryBase RE, LLC. From 2016 through January 2020, Mr. Sharkey served as the Vice President of Operations for Devonwood Investors LLC, a private equity real estate developer focused on large-scale, mixed use projects in urban markets. Mr. Sharkey’s responsibilities at Devonwood Investors included financial analysis, due diligence, capital raising, and coordination of pre-development activities. Prior to joining Devonwood Investors, Mr. Sharkey represented institutional investors, family offices, and private capital real estate owners at CBRE. John Sharkey spent seven years as a US Army Aviation Office and Blackhawk helicopter pilot. He is a West Point graduate with an MBA from Cornell University.

Involvement in Certain Legal Proceedings

No executive officer, director, or significant employee or control person of our Company has been involved in any legal proceeding listed in Item 401(f) of Regulation S-K in the past 10 years.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

The following table sets forth a summary of the annual compensation paid to the Company’s executive officers during 2022:

Name and Title	Cash Compensation	Other Compensation	Total Compensation
Thomas Paquin	$0 (1)	$0	$0
John Sharkey	$0 (1)	$0	$0

(1)	Although neither Mr. Paquin nor Mr. Sharkey has received any compensation from us as of the date of this Offering Circular, it is anticipated that Mr. Paquin and Mr. Sharkey will each be paid an annual salary of $500,000 per year once we determine that our financial position permits the payment of such compensation. Such salary does not accrue.

Employment Agreements

We do not have any employment agreements at this time.

Stock Incentive Plan

We currently have no stock incentive plan. In the future, we may establish a management stock incentive plan pursuant to which stock options and awards may be authorized and granted to our directors, executive officers, employees and key employees or consultants. Details of such a plan, should one be established, have not been decided yet. Stock options or a significant equity ownership position in us may be utilized by us in the future to attract one or more new key senior executives to manage and facilitate our growth.

Board of Directors

Our board of directors currently consists of one director. None of our directors is “independent” as defined in Rule 4200 of FINRA’s listing standards. We may appoint additional independent directors to our board of directors in the future, particularly to serve on committees should they be established.

Committees of the Board of Directors

We may establish an audit committee, compensation committee, a nominating and governance committee and other committees to our Board of Directors in the future but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the Board of Directors.

Director Compensation

We currently do not pay our directors any compensation for their services as board members, with the exception of reimbursing and board related expenses. In the future, we may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

Our bylaws limit the liability of our directors and officers to the maximum extent permitted by Delaware law. Our bylaws state that we shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to, or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or an officer of the Company or such director or officer is or was serving at our request as a director, officer, partner, member, manager, trustee, employee or agent of another company or of a partnership, limited liability company, joint venture, trust or other enterprise.

We believe that indemnification under our bylaws covers at least negligence and gross negligence on the part of indemnified parties. We also may secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in connection with their services to us, regardless of whether our bylaws permit such indemnification.

We have also entered into separate indemnification agreements with our directors and officers, in addition to the indemnification provided for in our bylaws. These agreements, among other things, provide that we will indemnify our directors and officers for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of such person’s services as one of our directors or officers, or rendering services at our request, to any of its subsidiaries or any other company or enterprise. We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and officers.

There is no pending litigation or proceeding involving any of our directors or officers as to which indemnification is required or permitted, and we are not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

For additional information on indemnification and limitations on liability of our directors and officers, please review our bylaws and our form of indemnification agreement, each of which are attached to this Offering Circular.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our common stock as of April 26, 2023. None of our officers or directors are selling stock in this Offering.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to Shares of our stock. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to our knowledge, each stockholder named in the following table possesses sole voting and investment power over their shares of our common stock. Percentage of beneficial ownership before the offering is based on (i) 25,170 Shares of our Class A common stock outstanding, and (ii) 1,000,000 shares of Class B Common Stock outstanding, in each case as of April 26, 2023.

Name and Position	Shares Beneficially Owned Prior to and After Offering	Percent of Class Prior to Offering

VictoryBase RE, LLC (1)	25,000 shares of Class A Common Stock; and	99.88%
	1,000,000 shares of Class B Common Stock	100%

TOTAL	25,000 shares of Class A Common Stock; and	99.88%
	1,000,000 shares of Class B Common Stock	100%

(1)	Thomas Paquin, our founder, Chief Executive Officer, President, Secretary and director is the trustee of the sole owner of VBRE and the sole manager of VBRE. Mr. Paquin may be deemed to be the beneficial owner of the shares held by VBRE by virtue of his position as the trustee of The Tom Paquin Irrevocable Trust, the sole owner of VBRE and the manager of VBRE.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As noted elsewhere in this Offering Circular, our management has direct or indirect interests in a number of our subsidiaries, affiliates, and parties with whom we currently have contractual relationships and/or expect to have contractual relationships in the future, including without limitation the following:

●	Thomas Paquin, our founder, Chief Executive Officer, President, Secretary and director is the trustee of The Tom Paquin Irrevocable Trust, currently the sole owner of VBRE, and is the manager of VBRE. VBRE has a number of contractual relationships with us as described elsewhere in this Offering Circular and as set forth below in this section.

●	VBRE owns 25,000 shares of our Class A Common Stock and 1,000,000 shares of our Class B Common Stock.

●	VBRE is the sole holder of Class A Units of Holdings.

●	The Company or the applicable VB Property Companies may enter into a property management agreement with an affiliate of ours to pay for property management services at arms-length terms.

●	The VB Property Companies may relinquish operational control of the VictoryBase Properties to Holdings. Likewise, Holdings may relinquish operational control of the VictoryBase Properties to the Company.

●	It is anticipated that from time to time VBRE and/or one or more of its subsidiaries or affiliates will contribute to Holdings residential real property, contractual rights to acquire real property, and/or entities holding such properties or contractual rights. Such contributions will be valued at their fair market value as determined by (or based upon a valuation method established by) us and VBRE at the time of such contribution. Such valuation may be greater than VBRE’s out-of-pocket costs to acquire such properties, contractual rights, and/or entities. We plan to value our assets (other than liquid non-real estate assets and securities, including cash and cash equivalents, or “liquid assets”) at their cost for approximately the first six months following acquisition. After the first six months from acquisition, we plan to value such assets using information believed by us to be accurate and appropriate. There is no industry standard valuation method, making it possible for other analysts to arrive at different valuations. Our valuation methodology will not audited and may not reflect our fair market value if we were to list our common stock (or other assets) on a national exchange (or similar trading platform). Our asset valuations and calculations are subject to good faith assumptions and estimates determined by our management. As a result, our asset valuations may not accurately reflect the price we would achieve by liquidating our entire portfolio.

●	Under the terms of the Company’s certificate of incorporation and Holdings’ limited liability company agreement, VBRE has the right to exchange its Class A Units of Holdings for shares of Class A Common Stock of the Company. Copies of our certificate of incorporation and Holdings’ limited liability company agreement are attached as exhibits to this Offering Circular.

●	The Company and VBRE have entered into a tax receivable agreement pursuant to which if the Company enjoys a tax benefit as a result of VBRE’s exchange of Class A Units of Holdings for shares of Class A Common Stock of the Company, then the Company will share 85% of the amount of such tax benefit with VBRE (and other future owners of Class A Units of Holdings).

●	The Company has agreed to enter into indemnification agreements with each of our directors. Currently, Thomas Paquin is our only director. A copy of the form of indemnification agreement is attached as an exhibit to this Offering Circular.

●	VBRE and its subsidiaries and affiliates may be involved in, and may be compensated for, their participation in the acquisition, financing, and management of VictoryBase Properties and VB Property Companies in number of different ways, including ownership of common or preferred equity of the Company or VB Property Companies and their respective subsidiaries or affiliates, including without limitation, (i) ownership of common or preferred equity, or debt instruments, and (ii) earning financing fees, acquisition fees, asset management fees, project management fees, and other fees, in each case we plan to seek to ensure that any such transactions or fees are customary or otherwise fair and reasonable and no more favorable to VBRE and its subsidiaries and affiliates as would be paid in an arms-length, third-party transaction.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common stock (or, in the case of a participant-directed defined contribution plan, or a Participant-Directed Plan, making our common shares available for investment under the Participant-Directed Plan) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

In determining whether an investment in our common stock (or making shares of our common stock available as an investment option under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of shares of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan (or the participant account in a Participant-Directed Plan), and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we plan to invest our assets and conduct our operations in accordance with the business plan described in this offering circular, and that neither we nor any of our affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan (or the participant account in a Participant-Directed Plan) or for advising any ERISA Plan (or participant in a Participant-Directed Plan) as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan (or participant in a Participant-Directed Plan) to consider whether an investment in our common stock by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan in which event it is the obligation of the participant to consider whether an investment in our common stock is advisable), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts, or IRAs and non-ERISA Keogh plans, or collectively with ERISA Plans, Plans, and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common stock (or to make shares of our common stock available for investment under a Participant-Directed Plan) may already maintain a relationship with us or one or more of our affiliates, as a result of which we or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if we or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, Plans that propose to invest in our common stock should consult with their counsel to determine whether an investment in our common stock would result in a transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of a Plan (“Plan Assets”), our management might be deemed to be fiduciaries of the investing Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. § 2510.3-101 (as modified by Section 3(42) of ERISA, the “Plan Assets Regulation”), that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute Plan Assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which a Plan or IRA makes an equity investment will generally be deemed to be assets of such Plan or IRA unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The shares of common stock will constitute an “equity interest” for purposes of the Plan Assets Regulation, and the shares of common stock may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit.

Under the Plan Assets Regulation, and assuming no other exemption applies, an entity’s assets would be deemed to include “plan assets” subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors” (the “25% Limit”). For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (a) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) any plan that is subject to Section 4975 of the Code and (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, while our assets would not be considered to be “plan assets” for purposes of ERISA so long as the 25% Limit is not exceeded. We intend to rely on this aspect of the Plan Assets Regulation.

Operating Companies.

Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC. An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management and development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as assets of any investing Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute “plan assets” for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute “plan assets” under ERISA, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction.

Prospective investors that are subject to the provisions of Title I of ERISA or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA or Code Section 4975 relevant to an investment in our common stock.

As discussed above, although IRAs and non-ERISA Keogh plans are not subject to ERISA, they are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with our company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with our company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Shares sold by us may be purchased or owned by investors who are investing Plan assets. Our acceptance of an investment by a Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for a Plan. In consultation with its advisors, each prospective Plan investor should carefully consider whether an investment in our company is appropriate for, and permissible under, the terms of the Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common stock.

SECURITIES BEING OFFERED

We are offering Shares of our Class A Common Stock. Except as otherwise required by law, our certificate of incorporation or bylaws, each stockholder shall be entitled to one vote for each Share held by such stockholder on the record date of any vote of our stockholders. However, our Class A Common Stock generally votes together with our Class B Common Stock. VBRE, as the holder of 1,000,000 shares of our Class B Common Stock, has the right to place 1,000,000 votes per share of Class B Common Stock held by VBRE. The Shares of our Class A Common Stock, when issued, will be fully paid and non-assessable.

It is anticipated that at least for the next 12 months the majority of our voting power will be held by our management through Thomas Paquin, as the manager of VBRE and as trustee of The Tom Paquin Irrevocable Trust, the sole owner of VBRE. VBRE is the owner of 1,000,000 shares of our Class B Common Stock (each of which is entitled to 1,000,000 votes per share) and 25,000 shares of our Class A Common Stock. Accordingly, the holders of Shares of our Class A Common Stock issued pursuant to this Offering Circular should not expect to be able to influence any decisions by our management through the voting power of such Class A Common Stock.

Our Class B Common Stock may only be held by holders of Class A Units of Holdings or shares of our Class A Common Stock. Shares of our Class B Common Stock will be cancelled upon being transferred to any person not holding Class A Common Stock our Class A Units of Holdings.

We do not expect to create any additional classes of our common stock during the next 12 months, but we are not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of our common stock.

We do not expect to declare dividends for holders of our common stock in the foreseeable future. Dividends will be declared, if at all (and subject to rights of holders of additional classes of securities, if any), in the discretion of our Board of Directors. Dividends, if ever declared, may be paid in cash, in property, or in shares of our capital stock, subject to the provisions of law, our bylaws and our certificate of incorporation. Before payment of any dividend, there may be set aside out of any of our funds available for dividends such sums as our Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any of our property, for future repurchases of our shares if we hereafter adopt a share repurchase program, or for such other purposes as our Board of Directors shall deem in our best interests.

The minimum subscription that will be accepted from an investor is generally $500, but we reserve the right to accept purchases of less than $500 in our sole discretion.

A subscription for Shares in this Offering may be made only by entering into a subscription agreement with us (electronically or in writing). The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number of Shares stipulated therein and an agreement to hold the offer open until we accept or reject the offer, whichever occurs first.

We reserve the unqualified discretionary right to reject any subscription for Shares, in whole or in part. Our acceptance of your subscription will be effective when an authorized representative of the Company issues you written or electronic notification that the subscription was accepted.

There are no liquidation rights, preemptive rights, redemption provisions, sinking fund provisions, impacts on classification of the Board of Directors where cumulative voting is permitted or required related to our common stock, provisions discriminating against any existing or prospective holder of our common stock as a result of such stockholder owning a substantial amount of securities, or rights of stockholders that may be modified otherwise than by a vote of a majority or more of the shares outstanding, voting as a class defined in any corporate document as of the date of filing (it being understood that our Class A Common Stock and Class B Common Stock will generally vote together as a single class). Holders of membership interests of VictoryBase Holdings LLC have the right to convert such interests into shares of our Class A Common Stock as detailed above in this Offering Circular. Our common stock will not be subject to further calls or assessment by us. There are no restrictions on alienability of our common stock in the corporate documents other than those disclosed in this Offering Circular. At this time, we have engaged TWO12 Stock Transfer, LLC to serve as our transfer agent and registrant for the Shares. For additional information regarding the Shares, please review our bylaws, which are attached to this Offering Circular.

Exclusive Forum

Our certificate of incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim against the Company arising pursuant to any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws, or (iv) any action asserting a claim against the Company governed by the internal affairs doctrine. Despite the fact that our certificate of incorporation provides for this exclusive forum provision to be applicable, Section 27 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act of 1933, as amended (the “Securities Act”), creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, this provision of our certificate of incorporation would not apply to claims brought to enforce a duty or liability created by the Securities Act, Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.

Jury Trial Waiver

The subscription agreement provides that each party to the subscription agreement waives the right to a jury trial of any claim they may have against the other arising out of or relating to the subscription agreement. If we were to oppose a jury trial demand based on such waiver, the court would determine whether the waiver was enforceable based upon the facts and circumstances of that case in accordance with applicable state and federal law, including whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. You will be subject to these provisions of the subscription agreement to the extent permitted by applicable law. The waiver of the right to a jury trial contained in the subscription agreement is not intended to be deemed a waiver by you of the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Arbitration

If you enter into a subscription agreement with us, you (but not any successors of yours with respect to any secondary trading of the Shares) have agreed that any claim or dispute arising from the relationship created by the subscription agreement, including any claims under the U.S. federal securities laws and claims not in connection with this offering, will be resolved by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. As arbitration provisions in commercial agreements have generally been respected by federal courts and state courts of Delaware, we believe that the arbitration provision in the subscription agreement is enforceable under federal law and the laws of the State of Delaware. Although you will be subject to the arbitration provisions of the subscription agreement, the arbitration provisions do not preclude you from pursuing claims under the U.S. federal securities laws in federal courts. The arbitration provision of the subscription agreement is not intended to be deemed a waiver by you of the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

Fee-Shifting

Our subscription agreements include a provision that provides that if the Company is a prevailing party in any legal proceeding brought by you as a result of a dispute under such agreement, the Company will be entitled to recover from you all costs of the proceeding and reasonable attorney fees, unless otherwise specifically prohibited by statute. The fee-shifting provision of the subscription agreements are not intended to be deemed a waiver by you of the Company’s compliance with the U.S. federal securities laws and the rules and regulations promulgated thereunder.

DISQUALIFYING EVENTS DISCLOSURE

Regulation A promulgated under the Securities Act prohibits an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. We are required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. We believe that we have exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons, and we are aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which we are not aware, and (b) the SEC, a court, or other finder of fact may determine that the steps that we have taken to conduct our inquiry were inadequate and did not constitute reasonable care. If such a finding were made, we may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register this Offering of our Class A Common Stock with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in this Offering.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who certifies that (i) such person is an accredited investor, or (ii) the aggregate annual purchases by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of Shares. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

You must represent in writing that you meet the applicable requirements set forth above and in your subscription agreement.

SECTION F/S
FINANCIAL STATEMENTS

Combined Financial Statements and Report of Independent Certified Public Accountants and Supplementary Information

VictoryBase Corporation and Affiliates

December 31, 2022 and 2021

VictoryBase Corporation and Affiliates

Independent Auditor’s Report

To the Board of Directors and Stockholder of

VictoryBase Corporation and Affiliates

Opinion

We have audited the accompanying combined financial statements of VictoryBase Corporation and Affiliates (the “Company”), which comprise the combined balance sheets as of December 31, 2022 and 2021, and the related combined statements of operations, changes in stockholders' equity (deficit), and cash flow for the years then ended, and the related notes to the combined financial statements.

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Combined Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Combined Financial

Management is responsible for the preparation and fair presentation of the combined financial statements in accordance with U.S. GAAP, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the combined financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the combined financial statements are available to be issued.

Auditor’s Responsibilities for the Audit of the Combined Financial Statements

Our objectives are to obtain reasonable assurance about whether the combined financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with generally accepted auditing standards will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the combined financial statements.

McNAMARA and ASSOCIATES, PLLC CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

In performing an audit in accordance with generally accepted auditing standards, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the combined financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the combined financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the combined financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the combined financial statements as a whole. The supplementary information is presented for purposes of additional analysis and is not a required part of the combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the combined financial statements or to the combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the combined financial statements as a whole.

Other Matter

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control related matters that we identified during the audit.

Very truly yours,

MCNAMARA AND ASSOCIATES, PLLC

Tampa, Florida

April 21, 2023

McNAMARA and ASSOCIATES, PLLC CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

also d/b/a ASSURANCE DIMENSIONS CERTIFIED PUBLIC ACCOUNTANTS & ASSOCIATES

TAMPA BAY: 4920 W Cypress Street, Suite 102 | Tampa, FL 33607 | Office: 813.443.5048 | Fax: 813.443.5053

JACKSONVILLE: 4720 Salisbury Road, Suite 223 | Jacksonville, FL 32256 | Office: 888.410.2323 | Fax: 813.443.5053

ORLANDO:  1800 Pembrook Drive, Suite 300 | Orlando, FL 32810 | Office: 888.410.2323 | Fax: 813.443.5053

SOUTH FLORIDA:  2000 Banks Road, Suite 218 | Margate, FL 33063 | Office: 754.800.3400 | Fax: 813.443.5053

www.assurancedimensions.com

VictoryBase Corporation and Affiliates
Combined Balance Sheets
As of December 31, 2022 and 2021

Assets	2022	2021
Current assets
Cash	$742,136	$149,546
Prepaid offering costs	263,496	167,366
Accounts receivable	5,430	—
Total current assets	1,011,062	316,912

Property and equipment, net	10,613,849	6,055,347
Other assets	—	327,528
Total assets	$11,624,911	$6,699,787

Liabilities and Stockholder's Equity (Deficit)
Current liabilities
Accounts payable	$2,438	$2,818
Accrued expenses	295,372	131,794
Related party payable	495,860	455,631
Deferred revenue	12,281	—
Note payable - current portion	17,345	—
Total current liabilities	823,296	590,243

Note payable, net of current portion	7,832,655	2,643,201
Total liabilities	8,655,951	3,233,444

Stockholder's equity (deficit)
Class A common stock, 10,000,000 authorized 25,000 and 1,000,000 outstanding as of December 31, 2022 & 2021	25	25
Class B common stock, 10,000,000 authorized 1,000,000 outstanding as of December 31, 2022 & 2021	1,000	1,000
Additional paid in capital	975	975
Member's equity	3,182,387	3,672,575
Retained deficit	(215,427)	(208,232)
Total stockholder's equity (deficit)	2,968,960	3,466,343

Total liabilities and stockholders' equity (deficit)	$11,624,911	$6,699,787

The accompanying notes are an integral part of these financial statements.

VictoryBase Corporation and Affiliates
Combined Statements of Operations
For the Years Ended December 31, 2022 and 2021

	2022	2021

Revenues	$1,057,451	$249,098

Operating expense
Depreciation expense	532,817	158,562
General and administrative	142,103	143,352
Maintenance expense	53,085	41,167
Property tax expense	108,161	17,249
Total operating expenses	836,166	360,330

Operating income(loss)	221,285	(111,232)

Other income (expense):
Interest expense	(391,140)	(28,301)
Net loss before income taxes	(169,855)	(139,533)

Net loss	$(169,855)	$(139,533)

The accompanying notes are an integral part of these financial statements.

VictoryBase Corporation and Affiliates
Combined Statements of Cash Flows
For the Years Ended December 31, 2022 and 2021

	2022	2021
Cash from operating activities
Net loss	$(169,855)	$(139,533)
Adjustments to reconcile net income
provided by operating activities:
Depreciation	532,817	158,562
Interest accrual	171,700
Increase (decrease) in cash due to changes in:
Accounts receivable	(5,430)	—
Accounts payable	(380)	2,818
Accrued expenses	163,578	131,794
Deferred revenue	12,281	—
Net cash provided by operating activities	704,711	153,641

Cash flows from investing activities
Escrow deposits	327,528	(327,528)
Net purchase of property and equipment	(5,091,319)	(6,213,909)
Net cash used by investing activities	(4,763,791)	(6,541,437)

Cash flows from financing activities
Proceeds from note payable	5,035,099	2,643,201
Contribution by shareholder	—	6,102,857
Distributions to shareholder	(327,528)	(2,354,743)
Related party payable	40,229	226,029
Prepaid offering costs	(96,130)	(82,002)
Net cash provided by financing activities	4,651,670	6,535,342

Net increase in cash	592,590	147,546
Cash, beginning of period	149,546	2,000
Cash, end of period	$742,136	$149,546

Non-cash financing activities
Issuance of non-cash dividend	$—	$975

The accompanying notes are an integral part of these financial statements.

VictoryBase Corporation and Affiliates
Combined Statements of Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2022 and 2021

	Class A Common Stock Par $.001	Class B Common Stock Par $.001	Additional Paid in Capital	Retained Deficit	Member's Equity	Total Equity
Balance, December 31, 2020	$1,000	$1,000	$—	$(144,238)	$—	$(142,238)
Contribution by shareholder	—	—	—	—	6,102,857	6,102,857
Share forfeiture	(975)	—	975	—	—	—
Distributions to shareholder	—	—	—	—	(2,354,743)	(2,354,743)
Net loss	—	—	—	(63,994)	(75,539)	(139,533)
Balance, December 31, 2021	$25	$1,000	$975	$(208,232)	$3,672,575	$3,466,343
Distributions to shareholder	—	—	—	—	(327,528)	(327,528)
Net loss	—	—	—	(7,195)	(162,660)	(169,855)
Balance, December 31, 2022	$25	$1,000	$975	$(215,427)	$3,182,387	$2,968,960

The accompanying notes are an integral part of these financial statements.

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note A – Nature of Business and Organization

VictoryBase Corporation and Affiliates refers to the combined accounts of the following group of companies:

VictoryBase Corporation and Affiliates ("VBC"); VictoryBase Holdings, LLC ("VBH"); and VictoryBase SC1 LLC (“VBS") (hereinafter collectively referred to as the "Company”).

The following summarizes the background of each of the companies included in the accompanying combined financial statements:

•	VBC was incorporated in August 2020 in the State of Delaware. Headquartered in Southlake, Texas. The Company provides the opportunity to invest in a portfolio of residential real estate assets to investors who have, until recently, had limited access to these types of investments.
•	VBH was formed in December 2020 as a Texas Limited Liability Company. The Company is a holding company for VBS and is a lessor to VBC.
•	VBS was formed in February 2021 as a Texas Limited Liability Company. The Company purchases and holds homes for occupancy by residents that make a Base Payment, which is similar to rent.

VBC is building a nationwide network of residential real estate properties located near United States military bases, which we will make available for occupancy by military servicemembers and other individuals and families seeking housing in such locations.

In addition to providing housing at affordable prices, VBC plans to offer our customers and other investors the opportunity to invest in VBC by offering shares of our stock for sale. VBC believes that VBC will benefit from customers electing to reside in a home and purchasing shares.

Note B – Significant Accounting Policies

The combined financial statements are prepared in accordance with accounting principles generally accepted in the United States of America.

Basis of Presentation

The accompanying combined financial statements include the accounts of VBC, VBH and VBS, which are under common ownership and management and are related in their operations. All significant intercompany balances and transactions have been eliminated in combination.

Recently Issued Accounting Standards Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-02, Leases (Topic 842), intended to improve financial reporting about leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. Under the new guidance, a lessee will be required to recognize assets and liabilities for leases with lease terms of more than 12 months. Consistent with current GAAP, the recognition, measurement, and presentation of expenses and cash flows arising from a lease by a lessee primarily will depend on its classification as a finance or operating lease. However, unlike current GAAP—which requires only capital leases to be recognized on the balance sheet—the new ASU will require both types of leases to be recognized on the balance sheet. The ASU on leases took effect for all non-public companies for fiscal years beginning after December 15, 2021. Adoption of this standard did not have a material impact on the combined financial statements.

On December 18, 2019, FASB issued Accounting Standards Update ASU 2019-12, Income Taxes (Topic 740), on Simplifying the Accounting for Income Taxes. The decisions reflected in the ASU update specific areas of ASC 740, Income Taxes, to reduce complexity while maintaining or improving the usefulness of the information provided to users of combined financial statements. The ASU is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Adoption of this standard did not have a material impact on the combined financial statements.

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note B – Significant Accounting Policies (continued)

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the combined financial statements upon adoption.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with an original maturity of less than three months to be cash and cash equivalents. The Company places its temporary cash investments with high-quality financial institutions. At times, such investments may be in excess of FDIC insurance limits. As of December 31, 2022 and 2021 cash balances exceeded FDIC insurance limits by approximately $367,000 and $0, respectively. The Company does not believe it is exposed to any significant credit risk on cash and cash equivalents.

Property and Equipment

Property and equipment are stated at cost. Major additions and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the life of the respective assets, are expenses currently. When property or equipment is sold or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in income.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are depreciated over the shorter of estimated useful lives or the lease term, while all other assets are depreciated over estimated useful lives.

Impairment of Long-Lived Assets and Long-Lived Assets to Be Disposed Of

Long-lived assets such as property, plant and equipment and intellectual property subject to amortization are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If this review reveals an indicator of impairment, as determined based on estimated undiscounted cash flows, the carrying amounts of the related long-lived assets are adjusted to fair value. Management has determined that there has been no impairment in the carrying value of its long-lived assets as of December 31, 2022 and 2021.

Revenue Recognition

Revenue was recognized in accordance with ASC 840, Leases, for the year ending December 31, 2021 and, in accordance with changes in guidance noted above, ASC 842, Leases, for the year ending December 31, 2022. The Company records lessor accounting, as income over the life of the lease, with income recognized when the monthly installments fall due, irrespective of when actual collection is made.

From inception to September 2022, VBC’s contracts were direct with the customers. In September, 2022, the Company assigned the Base Agreements between it and each customer to VBS. The Company recognizes all revenue at a point in time when the Company’s performance obligation is completed. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods. Payment is received once approved by the customer in accordance with each contract’s payment terms. Sales taxes and other similar taxes are excluded from revenue.

Deferred revenue consists of prepaid rent and fees. Deferred revenue at December 31, 2022 and 2021 was approximately $12,000 and $0, respectively. Deferred revenue recognized for the years ended December 31, 2022 and 2021 was $0.

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note B – Significant Accounting Policies (continued)

Income Taxes

The Company accounts for income taxes under the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) No. 740, Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The Company adopted the income tax standard for uncertain tax positions. As a result of this implementation, the Company evaluated its tax positions and determined that it has no uncertain tax positions as of December 31, 2022 and 2021. The Company’s 2021 tax year is open for examination for federal and state taxing authorities.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Organizational, Equity Transaction and Related Costs

Organization and equity transaction costs of the Company are initially being paid by the Company or their affiliates on behalf of the Company. These organization and equity transaction costs include all expenses to be paid by the Company in connection with the formation of the Company and the qualification of the Offering, and the marketing and distribution of shares, including, without limitation, expenses for printing, and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, Internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. The Company anticipates that, pursuant to the Company’s Articles of Incorporation (the “Articles of Incorporation”) dated August 13, 2020, and the Amendment and Restatement thereof on December 21, 2020, the Company will be obligated to reimburse the Company, or its affiliates, as applicable, for organization and offering costs paid by them on behalf of the Company.

The Company may make reimbursement payments in one or more installments.

As of December 31, 2022 and 2021, the Company has incurred organization and equity transaction costs. These costs in the amount of approximately $110,000 and $155,000 are recorded in related party payables in the accompanying balance sheet as of December 31, 2022 and 2021, respectively. The Company expects the equity offering will be offered in fiscal 2023 and has recorded prepaid equity transaction related costs as of December 31, 2022 of approximately $263,496.

Fair Value

ASC 820-10-05 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 inputs) and the lowest priority to unobservable inputs (Level 3 inputs). The three levels of the fair value hierarchy under ASC 820-10-05 are described below:

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note B – Significant Accounting Policies (continued)

Level 1 - Unadjusted, quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities. An active market is defined as a market where transactions for the financial instrument occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 - Inputs, other than quoted market prices in active markets that are either directly or indirectly observable for the asset or liability through correlation with market data at the measurement date and for the duration of the instrument’s anticipated life.

Level 3 - Prices or valuations that require unobservable inputs that are both significant to the fair measurement and unobservable. Valuation under level 3 generally involves a significant degree of judgment from the investment advisor. Due to the inherent uncertainty of these estimates, these values may differ materially from the values that would have been used had a ready market for the investments existed. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement. The Company's goodwill is considered to be a non-recurring fair value measurement.

Note C – Property, Plant and Equipment, Net

The Company's property, plant and equipment at December 31, 2022 and 2021 consist of the following:

	2022	2021	Schedule
Houses	$10,965,428	$6,136,863	20 years
Furniture and fixtures	339,801	77,046	7 years
Total depreciable property and equipment	11,305,229	6,213,909
Less: accumulated depreciation	(691,380)	(158,562)
Net property, plant, and equipment	$10,613,849	$6,055,347

Total depreciation expense for the year ended December 31, 2022 and 2021, was approximately $533,000 and $159,000, respectively. The Company acquired 26 homes in fiscal 2021 and 22 homes in fiscal 2022.

Note D – Note Payable

On September 8, 2021, the Company entered into a Note Payable agreement for a maximum of $7,850,000 with a financial institution for the financing of 48 homes. The Note Payable had a balance of approximately $7,850,000 as of December 31, 2022. The Note Payable accrue interest at prime plus 1.50% (9.0% as of December 31, 2022) with interest payable on a monthly basis and principal and interest based on a 30-year amortization of the note beginning 25 months after the September 8, 2021 loan commencement date. The loan matures with a lump sum payment of the remaining principal on the maturity date of September 5, 2024. The loan is collateralized by the properties and is guaranteed by an owner. The Company has two twelve-month extension options available, assuming the proper extension is filed and the Company is not in default on the loan.

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note D – Note Payable (continued)

Future maturities of senior term notes payable at December 31, 2022 are as follows:

Year Ending December 31,
2023	$17,345
2024	7,832,655
Total	$7,850,000

Total interest expense for the years ended December 31, 2022 and 2021 was approximately $391,000 and $28,000, respectively.

Note E – Related Party Transactions

The Company had a related party payable to its majority shareholder from working capital funding of approximately $495,000 as of December 31, 2022 and 2021, respectively. See Note F for further discussion of ownership transactions.

As described in Note F, during the year ended December 31, 2021, the sole shareholder of a related party forfeited 975,000 shares of Class A common stock.

Note F – Stockholder’s Equity

Common Stock

As of December 31, 2020, the total number of shares of all classes of stock that VBC is authorized to issue is Eleven Million (11,000,000), consisting of:

1.	Ten Million (10,000,000) shares of Class A common stock, with a par value of $0.001 per share (the “Class A Common Stock”); and
2.	One Million (1,000,000) shares of Class B common stock, with a par value of $0.001 per share (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Each share of Class A Common Stock shall entitle the record holder thereof to one vote on all matters on which stockholders generally are entitled to vote.

Each share of Class B Common Stock shall entitle the record holder thereof to one million (1,000,000) votes on all matters on which stockholders generally are entitled to vote.

Except as otherwise required in the Amended and Restated Articles of Incorporation or by applicable law, the holders of Common Stock shall vote together as a single class on all matters.

The Class A Common Stock, as a class, holds 100% of the economic interests of the Company. The Class B Common Stock, as a class, holds virtually all of the voting interest in the Company. The Company sold 1,000,000 Class A Common Stock to Victory Base RE, LLC (“VBRE”) for $1,000 and has sold 1,000,000 shares of Class B Common Stock, non-economic super-voting (1,000,000 votes per share) shares to VBRE for $1,000 during the period from inception to December 31, 2020. During fiscal 2021 an agreement was reached with the sole shareholder to forfeit 975,000 shares of Class A stock.

During the year ended December 31, 2021, a shareholder contributed approximately $6,300,000 and received distributions, as a return of capital, of approximately $2,355,000 related to VBS.

During the year ending December 31, 2022, the remaining funds held in escrow were refunded to VBS. As a result, a shareholder distribution, as a return of capital, of approximately $327,500 to VBRE.

VictoryBase Corporation and Affiliates
Notes to Combined Financial Statements
December 31, 2022 and 2021

Note G – Income Taxes
	2022	2021
Income tax provision (benefit) at statutory rate of 21%	$(35,670)	$(13,500)
State taxes at 0%, net of federal benefit	—	—
Nondeductible items	—	—
Subtotal	$(35,670)	(13500)
Change in valuation allowance	35,670	13,500
Income Tax Expense	$—	$—

As of December 31, 2022, the Company has estimated tax net operating loss carryforwards of approximately $378,000 which can be carried forward indefinitely. Utilization of these losses may be limited in accordance with IRC Section 382 in the event of certain ownership shifts.

The Company has examined all available evidence and has determined that a valuation allowance is necessary to offset the deferred tax assets presented on the financial statements as of December 31, 2022. The total valuation allowance established as of December 31, 2022 was approximately $36,000. The change in the valuation from December 31, 2021 to December 31, 2022 was approximately $22,500.

Note H – Commitments and Contingencies

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Note I – Subsequent Events

In January 2023, VBH exercised its right under the Control Agreement among VBH, VBRE, and SC1 to require VBRE to contribute all of the membership interests in SC1 to VBH. In connection with such contribution, VBH issued 715,065 Class A Units of VBH to VBRE, and VBH assumed approximately $7,900,000 of debt in conjunction with SC1 properties. Upon such contribution, the Control Agreement terminated by mutual agreement of the parties. SC1 holds 48 homes in a single community located in Beaufort County, South Carolina.

February 2023, the Company established, through VBH, VictoryBase NY1, LLC (“NY1”), a Texas LLC. NY1 acquired $7,900,000 of properties in Sackets Harbor, New York as follows: NY1 funded such acquisition with (i) $2,000,000 preferred membership interests of NY1 to the seller of such real property, and (ii) $300,000 contributed to NY1 from VBH. VBH funded such contribution to NY1 with $300,000 contributed to VBH by VBRE in exchange for VBH issuance of Class C Units to VBRE.

Management has assessed subsequent events through April 21, 2023, the date on which the financial statements were available to be issued.

VictoryBase Corporation and Affiliates
Combining Balance Sheet
For the Year Ended December 31, 2022

	VictoryBase Corporation	VictoryBase Holdings LLC	VictoryBase SC1 LLC	Combined
Assets
Current assets
Cash	$125,569	$—	$616,567	$742,136
Prepaid offering costs	263,496	—	—	263,496
Accounts receivable and other assets	—	—	5,430	5,430
Total current assets	389,065	—	621,997	1,011,062

Property and equipment, net	—	—	10,613,849	10,613,849
Total assets	$389,065	$—	$11,235,846	$11,624,911

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$—	$—	$2,438	$2,438
Accrued expenses	108,669	—	186,703	295,372
Related party payable	486,620	3,488	5,752	495,860
Deferred revenue	3,715	—	8,566	12,281
Note payable, current portion	—	—	17,345	17,345
Total current liabilities	599,004	3,488	220,804	823,296

Note payable, net of current portion	—	—	7,832,655	7,832,655
Total liabilities	599,004	3,488	8,053,459	8,655,951

Stockholders' Equity (Deficit)
Common stock Class A	25	—	—	25
Common stock Class B	1,000	—	—	1,000
APIC	975	—	—	975
Retained earnings (deficit)	(211,939)	(3,488)	—	(215,427)
Members' equity	—	—	3,182,387	3,182,387
Total stockholders' equity (deficit)	(209,939)	(3,488)	3,182,387	2,968,960

Total liabilities and stockholders' equity (deficit)	$389,065	$—	$11,235,846	$11,624,911

See accompanying accountants’ report

VictoryBase Corporation and Affiliates
Combining Statement of Operations
For the Year Ended December 31, 2022

	VictoryBase Corporation	VictoryBase Holdings LLC	VictoryBase SC1 LLC	Eliminations	Combined

Revenues	$739,115	$718,798	$1,037,134	$(1,437,596)	$1,057,451

Operating expenses
Depreciation expense	—	—	532,817	—	532,817
General and administrative	24,024	3,488	114,591	—	142,103
Maintenance expense	—	—	53,085	—	53,085
Property tax expense	—	—	108,161	—	108,161
Subcontrol agreement expense	718,798	718,798	—	(1,437,596)	—
	742,822	722,286	808,654	(1,437,596)	836,166

Operating income (loss)	(3,707)	(3,488)	228,480	—	221,285

Other income (expense)
Interest expense	—	—	(391,140)	—	(391,140)
	—	—	(391,140)	—	(391,140)

Net loss before taxes	(3,707)	(3,488)	(162,660)	—	(169,855)

Income tax benefit (expense)	—	—	—	—	—
Net loss	$(3,707)	$(3,488)	$(162,660)	$—	$(169,855)

See accompanying accountants’ report

UNAUDITED, PRO FORMA FINANCIAL STATEMENTS

Pro Forma Financial Information for Assets acquired by VictoryBase NY1, LLC

As noted above in this Offering Circular, in February 2023, our subsidiary, VictoryBase NY1, LLC (“NY1”), acquired a multi-unit residential real estate property in Sackets Harbor, New York known as the Creekside Lane Apartments (“Creekside”) for approximately $7.9 million. The purchase price was paid as follows: (i) approximately $5.9 million in cash, plus (ii) the issuance of $2 million of preferred membership interests of NY1 to the seller of such properties. NY1 borrowed $5.9 million from a savings bank to finance the cash portion of the purchase price. NY1 incurred approximately $300,000, in closing costs a portion of which was capitalized, and operating funds in connection with this acquisition.

The following unaudited pro forma condensed combined financial information present the combination of the financial information of the Company and NY1 adjusted to give effect to the acquisition and related transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Rule 8-05 of Regulation S-X.

The unaudited pro forma condensed combined balance sheet as of December 31, 2022, combines the historical balance sheet of the Company and the unaudited historical balance sheet of NY1 on a pro forma basis as if the acquisition and related transactions, summarized below, had been consummated on December 31, 2022. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021, combine the historical statements of operations of the Company and unaudited historical statements of operations of NY1 for such periods on a pro forma basis as if the acquisition and related transactions, summarized below, had been consummated on January 1, 2022, the beginning of the earliest period presented:

●	The formation of NY1 as a wholly owned subsidiary of Holdings;

●	The amendment of the Limited Liability Company Agreement of Holdings to create a new class of units of Holdings called Class C Units;

●	The sale and issuance of 30,000 Class C Units of Holdings to VBRE for $300,000;

●	The contribution of $300,000 from Holdings to NY1;

●	NY1’s acquisition of Creekside in exchange for (i) approximately $5.9 million in cash, plus (ii) the issuance of $2 million of preferred membership interests of NY1 to the seller of Creekside; and

●	NY1 borrowing $5.9 million from a savings bank to finance the cash portion of the purchase price of Creekside.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the acquisition; (ii) factually supportable; and (iii) with respect to the statements of operations, expected to have a continuing impact on the Company’s results following the completion of the acquisition.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial statements;

●	the historical audited financial statements of the Company as of December 31, 2022, and the related notes, each of which is incorporated by reference; and

●	other information relating to the Company and NY1 contained in this Offering Circular.

Assumptions and estimates underlying the unaudited pro forma adjustments set forth in the unaudited pro forma condensed combined financial statements are described in the accompanying notes. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the acquisition occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial statements do not purport to project the future operating results or financial position of the Company following the completion of the acquisition. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Creekside’s Historic Statements of Operations for the 12 months ending December 31, 2021

The following historic statements of operations are the Company’s best estimates of Creekside’s performance during 2021 based upon information provided to the Company by the seller of Creekside and the Company’s estimates based upon publicly available information. The Company has not and cannot verify the accuracy or completeness of these historic statements of operations. We do not have final historical numbers for Creekside for 2022, so we have estimated those amounts based upon our estimates for 2021.

Creekside Lane Apartments Estimated Historical Condensed Statement of Operations (Unaudited)

12 months ended December 31, 2021

Revenues	743,957

Operating expenses	107,294
Depreciation expense	343,513
General and administrative	64,289
Maintenance expense	126,731
Property tax expense	38,904
Subcontrol agreement expense	—
680,731

Operating Income/loss	63,226

Other income (expense)	—
Interest expense	(105,662)

Net income (loss) before taxes	(42,436)

Income tax benefit	0
Net income (loss)	(42,436)

Unaudited Pro Forma Combined Statements of Operations for the 12 months ending December 31, 2022

Likewise, the following unaudited pro forma statements of operations are the Company’s best estimates of the combined performance of the Company and Creekside, assuming NY1’s acquisition of the Creekside occurred January 1, 2021, are based in part upon information that has been provided to the Company by the seller of Creekside. The Company has not and cannot verify the accuracy or completeness of such information provided by the seller of Creekside in its statements of operations.

VictoryBase Corporation and Affiliates

Combining Statement of Operations

For the Year Ended December 31, 2022

(UNAUDITED, PRO FORMA)

	VictoryBase Corporation	VictoryBase Holdings LLC	VictoryBase SC1 LLC	VictoryBase NY1 LLC	Eliminations	Combined

Revenues	$739,115	$718,798	$1,037,134	$743,957	$(1,437,596)	$1,801,408

Operating expenses
Depreciation expense	—	—	532,817	269,090	—	801,907
General and administrative	24,024	3,488	114,591	64,289	—	206,392
Maintenance expense	—	—	53,085	234,025	—	287,110
Property tax expense	—	—	108,161	38,904	—	147,065
Subcontrol agreement expense	718,798	718,798	—	—	(1,437,596)	—
	742,822	722,286	808,654	606,308	(1,437,596)	1,442,474

Operating income (loss)	(3,707)	(3,488)	228,480	137,649	—	358,934

Other income (expense)
Interest expense	—	—	(391,140)	(293,768)	—	(684,908)
	—	—	(391,140)	(293,768)	—	(684,908)

Net loss before taxes	(3,707)	(3,488)	(162,660)	(156,119)	—	(325,974)

Income tax benefit (expense)	—	—	—		—	—
Net loss	$(3,707)	$(3,488)	$(162,660)	$(156,119)	$—	$(325,974)

In addition to the assumptions described above, the foregoing pro forma statements of operations are based on the following assumptions and considerations:

●	The note issued to the bank to acquire Creekside is calculated with 25 year amortization and 5% interest rate, which equals approximately $34,000 per month total principal and interest. The total principal paid in the first year is approximately $120,000 and interest is $290,000.

●	Depreciation expense is only an estimate. For tax purposes, we may elect to depreciate on a different rate and use different assumptions as those shown above. Depreciation of Creekside properties was based upon as an estimated value of the real property improvements of $7.4 million for 27.5 year straight line depreciation.

●	All expenses are estimates and could differ based on estimated historical and future expenses.

●	We anticipate that our management of NY1 will be more efficient and thus lower operating expenses. We may be unable to achieve such expense savings. Our expenses may be higher than we have estimated.

●	Creekside has historically been the beneficiary of a local tax incentive program that called for Creekside to make a Payment in Lieu of Taxes that was lower than standard property taxes. This program is expiring, so we have estimated an increase in local property taxes payable.

●	There will be a rise in interest expense as compared to historical interest expense in part because NY1 acquired Creekside with a larger senior note than the seller has previously carried.

Unaudited Pro Forma Combined Balance Sheet as of December 31, 2022

The following is an unaudited pro forma combined balance sheet of the Company and NY1 as of December 31, 2022.

VictoryBase Corporation and Affiliates

Combining Balance Sheet

For the Year Ended December 31, 2022

(UNAUDITED, PRO FORMA)

	VictoryBase Corporation	VictoryBase Holdings LLC	VictoryBase SC1 LLC	VictoryBase NY1 LLC	Combined
Assets
Current assets
Cash	$125,569	$—	$616,567	$230,428	$972,564
Prepaid offering costs	264,280	—	—		264,280
Accounts receivable and other assets	—	—	4,646		4,646
Total current assets	389,065	—	621,997	230,428	1,241,490

Property and equipment, net	—	—	10,613,849	8,160,182	18,774,031
Total assets	$389,065	$—	$11,235,846	$8,390,610	$20,015,521

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
Accounts payable	$—	$—	$2,438	$306	$2,744
Accrued expenses	108,669	—	186,703	62,655	358,027
Related party payable	486,620	3,488	5,752	39,764	535,624
Deferred revenue	3,715	—	8,566	—	12,281
Note payable, current portion	—	—	17,345	—	17,345
Total current liabilities	599,004	3,488	220,804	102,725	926,021

Note payable, net of current portion	—	—	7,832,655	5,915,000	13,747,655
Liability for uncertain tax positions	—	—	—		—
Deferred tax liability	—	—	—		—
Total liabilities	599,004	3,488	8,053,459	6,017,725	14,673,676

Stockholders' Equity (Deficit)
Common stock Class A	25	—	—		25
Common stock Class B	1,000	—	—		1,000
APIC	975	—	—		975
Retained earnings (deficit)	(211,939)	(3,488)	—		(215,427)
Members' equity	—	—	3,182,387	2,372,885	5,555,272
Total stockholders' equity (deficit)	(209,939)	(3,488)	3,182,387	2,372,885	5,341,845

Total liabilities and stockholders' equity (deficit)	$389,065	$—	$11,235,846	$8,390,610	$20,015,521

Item 16. Exhibits

INDEX TO EXHIBITS

Description	Item		Exhibit
Placement Agent Agreement with Entoro Securities, LLC	Item 17.1	#	1.1
Certificate of Incorporation	Item 17.2	*	2.1
Bylaws	Item 17.2	*	2.2
Instruments defining rights of securityholders:	Item 17.4
Form of Subscription Agreement		#	4.1
Material Contracts	Item 17.6
Tax Receivable Agreement		*	6.1
LLC Agreement of VictoryBase Holdings LLC		*	6.2
First Amendment to LLC Agreement of VictoryBase Holdings LLC		^	6.3
Second Amendment to LLC Agreement of VictoryBase Holdings LLC		#	6.4
Form of Indemnification Agreement		*	6.5
Form of Master Control and Contribution Agreement		^	6.6
Contribution Agreement (to Contribute SC1 to Holdings)		^	6.7
Form of Sub-Control Agreement		^	6.8
LLC Agreement of NY1		#	6.9
NY1 Loan Agreement		#	6.10
NY1 Loan Note		#	6.11
SC1 Loan Agreement		#	6.12
SC1 Loan Note		#	6.13
Consents	Item 17.11
Consent of McNamara & Associates, PLLC		#	11.1
Consent of Cantey Hanger LLP (included in Exhibit 12.1)			11.2
Legal Opinion of Cantey Hanger LLP	Item 17.12	*	12.1

*	Previously filed as exhibit to Offering Statement filed December 9, 2021.
^	Previously filed as exhibit to Supplement to Offering Statement filed January 30, 2023.
#	Filed herewith.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, Texas, on April 26, 2023.

VICTORYBASE CORPORATION

By:	/s/ Thomas Paquin
Thomas Paquin
Chief Executive Officer
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
Sole Director

April 26, 2023

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Thomas Paquin
Thomas Paquin
Chief Executive Officer
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
Sole Director

April 26, 2023

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:	/s/ Thomas Paquin
Thomas Paquin
Chief Executive Officer
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer
Sole Director

April 26, 2023